Saskatchewan
Bureau of Statistics

Economic
Review 2003

Number Fifty-Seven

Saskatchewan

This page intentionally left blank.

Economic Review 2003

Table of Contents
Economic Indicators, Saskatchewan	3
2003 in Review	4
Statistical Tables and Charts	9
Economic Accounts	32

December 2003

Saskatchewan Bureau of Statistics
Fifth Floor, 2350 Albert Street
Regina, Saskatchewan
S4P 4A6
(306) 787-6327
www.gov.sk.ca/bureau.stats

Economic Indicators, Saskatchewan

	1995	1996	1997	1998	1999	2000	2001	2002
Personal Income - Millions of Dollars
Wages, Salaries and Supplementary Labour Income	11,086	11,446	12,215	12,655	13,038	13,588	14,157	14,657
Net Income Received By Farm Operators from
Farm Production	584	1,375	89	174	340	176	9	-90
Other Income	8,255	8,299	8,371	8,734	8,965	9,363	9,397	9,314
Total Personal Income	19,925	21,120	20,675	21,563	22,343	23,127	23,563	23,881

Population and Labour Force - Thousands of Persons
Saskatchewan Population as of July 1	1,014.1	1,019.1	1,018.1	1,017.5	1,014.7	1,007.8	1,000.1	995.5
Saskatchewan Labour Force	492.1	489.8	499.5	505.3	511.0	511.7	501.5	511.1
Saskatchewan Employed	459.4	457.5	470.0	476.3	480.1	485.0	472.4	482.0
Saskatchewan Unemployed	32.7	32.2	29.5	29.0	31.0	26.7	29.2	29.1
Saskatchewan Percent Unemployed	6.6	6.6	5.9	5.7	6.1	5.2	5.8	5.7
Canada Percent Unemployed	9.4	9.6	9.1	8.3	7.6	6.8	7.2	7.7

Consumer Price Index - Annual Percentage Change
Regina	2.0	1.9	1.4	1.7	1.8	2.6	3.1	2.7
Saskatoon	2.0	1.8	1.1	1.5	1.9	2.6	2.9	2.9
Saskatchewan	1.9	1.9	1.3	1.4	1.7	2.6	3.1	2.8
Canada	2.2	1.6	1.6	0.9	1.7	2.7	2.6	2.2

Real Gross Domestic Product Comparisons ($1997)
Saskatchewan Real GDP (Millions Fisher$)	27,191	28,361	29,478	30,023	30,143	30,776	30,748	30,453
Canada Real GDP (Millions Fisher$)	833,456	846,952	882,733	918,910	968,451	1,012,335	1,027,523	1,062,143
Saskatchewan Real GDP Annual Rate of Change	3.5	4.3	3.9	1.8	0.4	2.1	-0.1	-1.0
Canada Real GDP Annual Rate of Change	2.8	1.6	4.2	4.1	5.4	4.5	1.5	3.4
Saskatchewan as a Percent of Canada Real GDP	3.3	3.3	3.3	3.3	3.1	3.0	3.0	2.9
Saskatchewan Real GDP Per Capita	26,812	27,829	28,958	29,506	29,706	30,539	30,743	30,449
Canada Real GDP Per Capita	28,444	28,603	29,516	30,471	31,853	32,987	33,123	34,239
Ratio of Saskatchewan/Canada Real GDP Per Capita	0.94	0.97	0.98	0.97	0.93	0.93	0.93	0.89

Value of Mineral Sales - Millions of Dollars
Oil	2,319	3,138	2,904	1,979	3,095	5,078	3,752	4,706
Potash	1,217	1,116	1,501	1,615	1,682	1,744	1,622	1,717
Uranium	432	668	557	X	X	419	562	593
Other	632	678	738	1,181	1,394	1,417	1,599	1,250
Total	4,600	5,599	5,701	4,776	6,171	8,659	7,535	8,266

Volume of Mineral Sales
Oil - Thousands of m3	18,737	20,923	23,400	23,206	21,735	24,237	24,784	24,417
Potash - Thousands of Tonnes	7,687	7,029	8,700	8,014	8,048	8,602	7,785	8,145
Uranium - Thousands of Kg	11,076	15,079	13,295	X	X	10,890	15,037	15,646

Private and Public Investment - Millions of Dollars
New Capital Investment	5,132	5,796	7,627	6,496	6,654	6,634	6,824	6,481
Construction	2,932	3,463	4,589	4,010	3,998	4,394	4,432	4,268
Machinery and Equipment	2,200	2,333	3,038	2,486	2,526	2,240	2,392	2,212
Repair and Maintenance Investment	1,676	1,712	2,064	2,015	2,127	1,950	2,100	NA
Construction	582	645	703	719	742	688	783	NA
Machinery and Equipment	1,093	1,067	1,360	1,296	1,385	1,262	1,317	NA
Total Private and Public Investment	6,807	7,509	9,690	8,511	8,651	8,584	8,923	NA

Other
Value of Manufacturing Shipments -
Millions of Dollars	4,793	5,150	5,964	6,079	6,172	7,490	7,145	7,239
Value of Retail Trade - Millions of Dollars	6,491	7,024	7,622	7,622	7,737	8,132	8,395	9,013
Housing Starts - Units	1,702	2,438	2,757	2,965	3,089	2,513	2,381	2,963
Electric Power Generated - GWh	16,356	16,512	16,878	16,948	16,804	17,479	17,146	17,906

X: Confidential; value included in Other Mineral Sales, volume not included in table.
NA:  Figures not available.
Source:   Saskatchewan Bureau of Statistics, Statistics Canada and Saskatchewan Industry and Resources.
Note:  Components may not add to total due to rounding.

2003 In Review

Introduction

The summer of 2003 was unkind to the Canadian economy, especially in the areas of trade and tourism. The Canadian dollar’s sharp increase against the U.S. dollar, coupled with the sluggish growth in consumer spending in the U.S., negatively impacted exports. In addition, the Toronto SARS crisis dissuaded vacationers from travelling to the city during the summer of 2003. At the end of the summer, southern Ontario and the northeastern United States were shocked by a power outage that kept many Ontarians away from work for nearly one week. Forest fires raged on the west coast, and into parts of Alberta, dispossessing families of their homes, and destroying many hectares of forest. Finally, a single case of mad cow disease closed international borders to Canadian beef.

However, good news has come with the fall of 2003. The U.S., in the third quarter, posted GDP gains of 8.2 percent, on the strength of large increases in fixed private investment, both residential and non-residential, exports of goods and services, and increased personal consumption expenditures. Imports of goods contracted slightly in the 3rd quarter of 2003, after a massive increase in the second quarter, on the order of 13.5 percent. Imports of services grew by 16.5 percent after dropping 11.4 percent in the second quarter. Overall, U.S. imports grew by 1.5 percent in the 3rd quarter.

Canadian export growth may be weak, as continued high interest rates in Canada, relative to the U.S., support the Canadian dollar’s position against the U.S. dollar. Generally, the U.S. dollar is weak against other foreign currencies, namely the Euro.

Canada’s real GDP grew by 3.4 percent in 2002, continuing its solid performance; real GDP in Canada has not grown by less than 2.0 percent since 1996. In 2003, after three quarters of data, it appears there has been a bit of an economic slowdown, with annualized real GDP growth of 2.0 percent, -0.7 percent and 1.1 percent in the first, second and third quarters of 2003, respectively.

The gradually strengthening North American economy, as well as a bit of a respite from the recent drought conditions of 2001 and 2002, is leading Saskatchewan to a large expected increase in the 2003 GDP. Private estimates run between 3.4 percent and 5.2 percent growth. Employment in Saskatchewan increased again in 2003, high energy prices have aided the mineral fuels sector, and crop output has rebounded. Other statistics also indicate good economic growth in Saskatchewan. Retail trade was up in Saskatchewan for the fifth consecutive year. There was an increase in motor vehicle sales, both private and commercial, and the value of building permits increased.

The agricultural industry assisted GDP growth in Saskatchewan, finally recovering from consecutive drought years. The spring snowstorms of 2003 brought much needed moisture across much of the grain belt, and farmers seeded more land in 2003 than in either 2001 or 2002.

Employment

Just as in 2002, employment levels in Saskatchewan have enjoyed near record highs in some months of 2003, reaching just over 500,000 employed in June and July. The eleven-month average employment in 2003 was 487,160 people, a 1.1 percent increase from the eleven- month average in 2002 of 481,770 people. If the trend continues through December, 2003 will have had the highest average employment numbers on record.

Saskatchewan’s unemployment rate continues to be one of the lowest in the country, with an eleven-month average of 5.7 percent. The national unemployment rate was 7.7 percent for this period. Saskatchewan’s labour force participation rate rose 1.0 percentage points to 68.3 percent, and the participation rate for Canada advanced by 0.7 percentage points to 67.6 percent.

Employment growth came from a general strengthening in the service industry. Employment in the goods- producing sector actually fell by 4,060 jobs. The decrease was mostly due to a drop in employment in the agricultural industry of 3,700 jobs, or 7.3 percent. The poor crop year in 2002 led to a continued below average employment level in that industry.

Employment in the manufacturing sector was down Canada-wide, and Saskatchewan received its share of job losses in this industry. Shipments from certain manufacturing groups fell, as market uncertainty grew in Canada. At the start of 2003, computer and electronic product manufacturers cut jobs nation-wide. Also, new orders have been steadily decreasing since about the middle of 2002.

The mining and oil and gas extraction industry witnessed an increase in employment of about 1,300 employees. Production and sales in the mining industry grew throughout 2003, causing a need for more workers.

Agriculture

The expected recovery in 2003 from the devastation of 2002 came to fruition. With the heavy snow in early 2003 providing much needed moisture to the soil, crop production was up by 36.0 percent from 2002, to a total of 20.3 million tonnes of grains. However, below normal precipitation throughout the summer and the return of grasshopper swarms limited crop production, keeping it below the ten-year average.

Improved grain production for parts of the world in 2003 is putting downward pressure on the prices for wheat, barley and canola, but overall the world wheat supply is not expected to grow very much.

The discovery of a cow infected with BSE, or mad cow disease, was very damaging to cattle marketings. Total cattle marketed was down by 10.1 percent through August, to about 795,000 cattle. Feeder cattle marketed to Saskatchewan mitigated against the losses somewhat, wtih an increase of 61.7 percent, or nearly 100,000 cattle.

Farm Cash Receipts from January to September of 2003 were 6.5 percent lower than those for the same period of 2002. Owing to the disappointing growing season of 2002, total crop receipts were substantively reduced, down 18.8 percent. Crop receipts for the first three quarters of 2003 totaled $2.12 billion, down $492 million from 2002.

Livestock receipts were down 25.3 percent, which represents a drop of $302 million. A 42.3 percent drop in sales receipts for cattle, and a 26.1 percent drop in sales receipts for calves, represented basically the entire loss in livestock receipts. Losses came primarily in the third quarter of 2003, resulting from the discovery of mad cow disease in the Alberta beef stock.

The losses from crop and livestock receipts were countered by a large increase in crop insurance payments, to the tune of 149.0 percent, or nearly $400 million. Other payments, which includes payments from programs designed to mitigate the financial damage of unusual climactic or economic events in the agricultural sector, were up nearly 890.4 percent, representing an increase of nearly $45 million.

Economic Recovery

At the end of 2002, real GDP was down 1.0 percent from 2001. All indications are for positive GDP growth in 2003, continuing through 2004 and beyond. Continued employment growth and low interest rates have combined to buoy consumer confidence. Retail sales, value of building permits, and manufacturing shipments have all increased in 2003.

In the first three quarters of 2003, retail trade was up by 5.0 percent relative to the first three quarters of 2002. Major increases came from such trade groups as drugs and patent medicine stores, household furnishings stores, and automotive parts and accessories. At the end of September, total retail trade was $6.9 billion, and on pace to beat total retail trade in 2002.

The value of building permits has increased by 14.9 percent, from $581 million to $668 million for the first ten months of 2003. The substantial rise has been the result of increased activity in residential construction. Through the third quarter of 2003, housing starts are up by 22.2 percent, relative to the same period of 2002. The bulk of new housing starts were in single family housing. Continued employment growth, coupled with low mortgage rates, has been the catalyst in demand for new housing.

The value of non-residential building permits has grown by about 3.9 percent. The value of permits for industrial construction fell by about $6.4 million, but rose by $10.6 million and $9 million for commercial and institutional and governmental permits, respectively.

As new planned projects come to fruition, 2004 is expected to offer a generous increase in non-residential construction. It is expected that Husky will build a new oil upgrader in Lloydminster, and the University of Regina will complete its new residence and kinesiology buildings.

Total manufacturing shipments increased by $154 million, or 2.8 percent, through September of 2003, relative to the same period in 2002. The increases in manufacturing activity is due to a general strengthening of the North American economy.

One of the largest contributors to the rise in manufacturing shipments was chemical goods manufacturing, with an increase of $106 million to date, or a 23.0 percent increase. Wood product manufacturing also contributed, with a 29.0 percent increase, year to date, which translates to a dollar increase of $88 million.

There were decreases in the manufacturing shipments from electrical equipment manufacturers, down 37.4 percent, or $64 million, and transportation equipment manufacturers, down 11 percent or $29 million. The rapidly increasing Canadian dollar has caused concern among manufacturers who export primarily to the United States, as this factor alone may cause diminished demand for Canadian products.

Mining, Oil and Gas

Natural gas production is on pace to beat 2002‘s total of 690 million cubic metres by 47 million cubic metres. The number of natural gas wells drilled in Saskatchewan hit a record high, with 2,134 gas wells drilled so far. High natural gas prices, and a recent change in oil and gas royalty arrangements in Saskatchewan resulted in an increase in drilling activity.

Natural gas sales have seen a surge in the first eight months of 2003, up 7.2 percent from the same time last year. Gross sales value is just over one billion dollars, double what is was for 2002 at this time. Natural gas prices are up 83.5 percent to date in 2003, averaging $6.31 per gigajoule through August.

Crude oil production has been about the same in 2003 as it was in 2002, and is on pace to equal last year’s production, or come in slightly below. World oil prices have increased in the past year, due to low Iraqi oil production, and a supply crunch in the United States.

Primarily because of these large price increases, the gross value of crude oil sales is up by about 12.0 percent through the first eight months of 2003. Sales volume is actually down slightly, about 0.6 percent. The West Texas Intermediate crude oil price is up by 22.1 percent to date in 2003, averaging about US$31.00 per barrel.

In non-metal mining, output growth will result mostly from an increase in global demand for potash. Improved growing conditions worldwide have caused a surge in the demand for fertilizer, of which potash is a main ingredient. Sales volume of potash is up by 8.3 percent to date in 2003, though the average price per tonne is down just about 9.2 percent.

Consumer Price Index

Based on the first ten months of data from 2003, the average increase in the all-items Consumer Price Index (CPI) was 2.5 percent. Fueling the price increases were tobacco and alcohol, up 11.4 percent, shelter, up 3.1 percent, and food, up 2.2 percent.

The all-items CPI for Regina increased 2.5 percent, while the all-items CPI for Saskatoon increased 2.4 percent for the first ten months of 2003. The national average CPI increased 3.0 percent for the same period.

Statistical Tables
and Charts

Table	Page	Table	Page

Population
1.    Population, Canada and Saskatchewan by Sex
2.    Saskatchewan Components of Population Change
3.    Population, Saskatchewan Distribution by Age Groups
4.    Population, Saskatchewan Urban, Rural and Farm
5.    City Population, Saskatchewan
6.    Percentage Distribution of Population by
       Place of Residence
7.    Saskatchewan Population 65 and Over by
       Place of Residence
8.    Saskatchewan Percentage Population 65
       and Over

Labour
9.    Labour Force, Annual Averages, Canada and
       Saskatchewan
10.  Employed by Industry, Saskatchewan
11.  Annual Average Hourly Earnings of
       Hourly-rated Wage-earners, Saskatchewan,
       Alberta, Manitoba and Canada
12.  Average Weekly Hours of Hourly-rated
       Wage-earners, Saskatchewan, Alberta,
       Manitoba and Canada
13.  Average Weekly Wages and Salaries,
       Saskatchewan, Alberta, Manitoba
       and Canada

Business Indicators
14.  Retail Trade, Saskatchewan, Alberta,
       Manitoba and Canada
15.  New Motor Vehicle Sales, Saskatchewan
16.  Retail Trade by Kind of Business, Saskatchewan
17.  Value of Building Permits Issued for Construction,
       Saskatchewan, Regina and Saskatoon
18.  Consumer Price Indexes, Canada, Manitoba,
       Saskatchewan and Alberta (1992=100)
19.  Indexes of Farm Product Prices and Farm Costs
       (1992=100)
20.  Industry Selling Price Indexes, Canada
       (1997=100)

General Economic Indicators
21.  Private and Public Investment by Industry,
       Saskatchewan
22.  Per Capita Capital Investment,
       Canada and Western Provinces

Non-Agricultural Industries
23.  Manufacturing Industry, Saskatchewan
24.  Manufacturing by Industry Groups, Saskatchewan
25.  New Dwelling Units: Starts and Completions,
       Saskatchewan, Alberta, Manitoba and Canada
26.  New Dwelling Units Started, by Type, Saskatchewan
27.  Value of Mineral Sales by Kind, Saskatchewan
28.  Crude Oil Statistics, Saskatchewan
29.  Principal Markets for Saskatchewan Crude Oil
30.  Mining Investment, Saskatchewan
31.  Volume of Mineral Sales, Saskatchewan
32.  Value of Potash Exports, Saskatchewan
33. Value of Primary Forest Products, Saskatchewan	11 11 11 11 12 12 12 12 13 13 13 14 14 15 15 15 15 16 16 16 17 17 18 18 18 18 19 19 19 20 20 20 20	Agriculture
34.  Number and Average Size of Farms,
       Saskatchewan
35.  Current Values of Farm Capital, Saskatchewan
36.  Cash Receipts and Net Income of Farm
       Operators from Farming Operations,
       Saskatchewan
37.  Farm Operating Expenses and Depreciation
       Charges, Saskatchewan
38.  Acreage Sown to Wheat by Crop District,
       Saskatchewan
39.  Average Wheat Yields by Crop District, Saskatchewan
40.  Production of Principal Field Crops,
       Saskatchewan
41.  Producer Marketings of Selected Grains,
       Saskatchewan
42.  Average Farm Price of Principal Grains,
       Saskatchewan
43.  Outstanding Farm Debt as of December 31,
       Saskatchewan
44.  Gross Marketings of Livestock by Crop
       District, Saskatchewan
45.  Livestock Marketings, Saskatchewan
46.  Livestock Population, Saskatchewan
47.  Saskatchewan Grain Exports by Destination
48.  Oilseeds Marketings, Saskatchewan

Travel
49.  Saskatchewan Receipts from Out-of-Province
       Canadian Residents and Foreign Visitors
50.  Air Traffic - Inbound and Outbound Passengers
51.  Saskatchewan Residents Returning from the
       United States by Type of Transportation
52.  United States Visitors Entering Saskatchewan
       by Type of Transportation

Miscellaneous
53.  Income Tax Statistics by Age Group,
       Saskatchewan and Canada
54.  Source of Income on Basis of Income Tax
       Returns, Western Canada
55.  Distribution of Taxpayers by Income Groups,
       Saskatchewan
56.  Provincial Highways by Surface Type, Saskatchewan
57.  Electric Energy Statistics, Saskatchewan
58.  Gross Fixed Capital Formation, by Industry, on
       a GDP Basis, Saskatchewan
59.  Number of Locations and Total Receipts for
       Major Accommodation Groups, Saskatchewan
60.  Net Sales of Selected Petroleum Products,
       Saskatchewan
61.  Motor Vehicle Registrations, Saskatchewan
62.  Telephone Statistics, Saskatchewan

Maps
        Saskatchewan by Crop Districts
        Saskatchewan Census Divisions

Saskatchewan Economic Accounts
		Tables 1-28	21 21 21 22 22 23 23 23 24 24 24 25 25 25 25 26 26 26 26 27 27 28 28 28 28 29 29 29 29 30 31 33

Population

Table 1: Population, Canada and Saskatchewan by Sex

		Saskatchewan
As at Census day	Canada	Total	Male	Female
1901	5,371,315	91,279	49,431	41,848
1911	7,206,643	492,432	291,730	200,702
1921	8,787,949	757,510	413,700	343,810
1931	10,376,786	921,785	499,935	421,850
1941	11,506,655	895,992	477,563	418,429
1951	14,009,429	831,728	434,568	397,160
1956	16,080,791	880,665	458,428	422,237
1961	18,238,247	925,181	479,564	445,617
1966	20,014,880	955,344	489,040	466,304
1971	21,568,310	926,245	470,720	455,525
1976	22,992,605	921,325	464,775	456,550
1981	24,341,700	968,300	486,100	482,200
1986	25,353,000	1,009,615	504,365	505,250
1991	27,296,855	988,930	490,780	498,150
1996	28,846,760	990,240	489,430	500,815
2001	30,007,094	978,933	481,755	497,185

* Excludes unenumerated Indian Reserves.
Note:  Figures may not add to totals due to rounding.
Source:  Statistics Canada, Census of Canada.

Table 2: Saskatchewan Components of Population Change

Year	Live Births	Deaths	Natural Increase	Net Interprov Migration	Net International Migration	Net Migration
1986	17,513	8,061	9,452	-7,020	1,690	-5,330
1987	17,034	7,808	9,226	-9,043	1,772	-7,271
1988	16,763	8,100	8,663	-16,338	2,003	-14,335
1989	16,651	7,920	8,731	-18,589	1,680	-16,909
1990	16,090	8,044	8,046	-15,928	1,898	-14,030
1991	15,304	8,098	7,206	-9,499	1,460	-8,039
1992	15,004	7,793	7,211	-7,727	1,734	-5,993
1993	14,269	8,164	6,105	-4,543	1,460	-3,083
1994	14,038	8,308	5,730	-3,958	1,382	-2,576
1995	13,499	8,495	5,004	-3,190	1,514	-1,676
1996	13,300	8,765	4,535	-1,871	1,124	-747
1997	12,860	8,637	4,223	-2,669	824	-1,845
1998	12,777	8,905	3,872	-1,786	493	-1,293
1999	12,604	9,044	3,560	-7,146	1,044	-6,102
2000	12,140	8,956	3,184	-8,301	653	-7,648
2001	12,275	8,740	3,535	-8,600	621	-7,979
2002	12,169	8,855	3,314	-6,934	610	-6,324

Source:  Statistics Canada 91-002, Quarterly Demographic Statistics.

Table 3: Population, Saskatchewan Distribution by Age Groups

As at Census Day
Age	1991*		1996*		2001*
Group	'000%		'000%		'000%
0-9	159.4	16.1	148.3	15.1	130.3	13.3
10-19	151.2	15.3	156.9	15.8	155.3	15.9
20-29	140.8	14.3	124.8	12.6	123.2	12.6
30-39	157.5	15.9	153.1	15.5	129.9	13.3
40-49	111.9	11.3	133.9	13.5	148.6	15.2
50-59	85.2	8.6	87.6	8.8	104.7	10.7
60-69	84.3	8.5	79.5	8.0	76.5	7.8
70+	98.7	10.0	106.1	10.7	110.4	11.3
Total	988.9	100.0	990.2	100.0	978.9	100.0
0-14	237.5	24.0	228.6	23.1	207.2	21.2
15-64	611.5	61.9	616.0	62.2	624.1	63.8
65+	139.9	14.1	145.6	14.7	147.6	15.1

Note:  Figures may not add to total due to rounding.
*  Excludes unenumerated Indian Reserves.
Source:  Statistics Canada, Census of Canada.

Table 4: Population, Saskatchewan Urban, Rural and Farm

			Rural
As at June 1	Total	Urban	Total	Farm	Non-farm
1976	921,325	511,330	409,995	192,570	217,425
1981	968,313	563,166	405,147	180,255	224,892
1986*	1,009,615	620,195	389,420	161,500	227,920
1991*	988,928	623,397	365,531	159,725	205,806
1996*	990,237	627,178	363,059	140,345	222,714

% Changes
1971-76	-0.5	4.2	-5.9	-17.5	7.5
1976-81	5.1	10.0	-1.2	-6.4	3.4
1981-86	4.3	10.1	-3.9	-10.4	1.3
1986-91	-2.0	0.5	-6.1	-1.1	-9.7
1991-96	0.1	0.6	-0.7	-12.1	8.2

*  Excludes unenumerated Indian reserves.
Source:  Statistics Canada, Census of Canada.

Population

Table 5: City Population, Saskatchewan

City	1986	1991	1996	2001
Regina	175,064	179,178	180,400	178,225
Saskatoon	177,659	186,058	193,647	196,811
Moose Jaw	35,073	33,593	32,973	32,131
Prince Albert	33,686	34,181	34,777	34,291
Swift Current	15,666	14,815	14,890	14,821
North Battleford	14,876	14,350	14,051	13,692
Yorkton	15,574	15,315	15,154	15,107
Estevan	10,161	10,240	10,752	10,242
Weyburn	10,153	9,673	9,723	9,534
Melville	5,123	4,905	4,646	4,453
Melfort	6,078	5,628	5,759	5,559
Lloydminster	7,155	7,241	7,636	7,840
Humboldt	5,089	4,989	5,074	5,161
Total	506,268	515,177	524,408	527,867

Source:  Statistics Canada, Census of Canada.

Table 6: Percentage Distribution of Population

	Place of Residence
Year	City	Town	Village	R.M.	Indian Reserves
1991	52.0	16.4	7.3	20.2	4.2
1992	52.5	16.2	7.1	19.9	4.3
1993	53.1	16.1	7.0	19.5	4.4
1994	53.0	16.2	7.0	19.3	4.5
1995	53.6	16.2	6.9	18.7	4.6
1996	54.1	16.2	6.9	18.1	4.6
1997	53.9	16.8	7.2	17.4	4.7
1998	54.0	17.5	8.1	16.5	3.9
1999	55.0	17.4	8.0	15.8	3.8
2000	54.4	17.6	8.2	15.5	4.3
2001	54.7	17.6	8.3	15.1	4.3
2002	54.8	17.7	8.4	14.8	4.3
2003	55.3	17.3	8.5	14.4	4.5

Source:  Saskatchewan Hospital Services Plan, Annual Covered Population.

Table 7: Saskatchewan Population 65 and Over by Place of Residence

	Cities		Towns		Villages		R.M.'s		Indian Bands		Province
Year	Number	%	Number	%	Number	%	Number	%	Number	%	Number	%
1992	66,228	12.4	37,713	22.8	13,760	19.2	22,516	11.1	1,588	3.7	141,805	13.9
1993	67,516	12.5	37,870	23.1	13,668	19.2	22,890	11.5	1,657	3.7	143,601	14.1
1994	68,519	12.8	37,744	23.0	13,627	19.3	23,185	11.9	1,690	3.7	144,765	14.3
1995	69,646	12.7	37,705	22.9	13,596	19.3	23,443	12.3	1,755	3.7	146,145	14.3
1996	70,923	12.8	37,941	22.7	13,441	18.9	23,618	12.7	1,817	3.8	147,740	14.4
1997	71,436	13.0	37,408	21.8	13,284	18.1	23,604	13.3	1,890	3.9	147,622	14.5
1998	72,461	13.0	37,255	20.6	13,305	15.9	23,804	14.0	2,006	5.0	148,831	14.4
1999	74,482	13.0	37,301	20.5	13,306	15.9	24,333	14.9	2,091	5.2	151,513	14.6
2000	73,350	13.2	35,884	20.0	12,700	15.1	23,836	15.0	1,919	4.4	147,689	14.5
2001	73,847	13.2	35,366	19.6	12,567	14.7	24,326	15.7	1,926	4.4	148,032	14.4
2002	74,466	13.3	34,848	19.2	12,378	14.4	24,764	16.3	1,976	4.5	148,432	14.5
2003	76,188	13.7	32,975	19.0	12,001	14.0	24,351	16.8	2,025	4.5	147,540	14.6

Source:  Saskatchewan Hospital Services Plan, Annual Covered Population.

Table 8: Saskatchewan Percentage Population 65 and Over

	Age						Total 65+
Year	65-69	70-74	75-79	80-84	85-89	90+	Number	%
1990	4.0	3.5	2.8	1.7	0.9	0.5	138,495	13.5
1991	4.1	3.6	2.9	1.8	1.0	0.5	139,796	13.8
1992	4.0	3.6	2.9	1.9	1.0	0.5	141,805	13.9
1993	4.0	3.6	2.9	2.0	1.1	0.5	143,601	14.1
1994	4.0	3.7	2.9	2.1	1.1	0.5	144,611	14.3
1995	3.9	3.6	2.9	2.1	1.1	0.6	146,145	14.3
1996	3.9	3.6	3.0	2.2	1.2	0.6	147,740	14.4
1997	3.9	3.6	3.0	2.2	1.2	0.6	147,622	14.5
1998	3.8	3.5	3.0	2.2	1.3	0.6	148,831	14.4
1999	3.7	3.5	3.0	2.2	1.4	0.7	151,513	14.6
2000	3.7	3.5	3.0	2.2	1.4	0.7	147,689	14.2
2001	3.6	3.5	3.0	2.3	1.4	0.7	148,032	14.4
2002	3.6	3.4	3.0	2.3	1.4	0.8	148,432	14.5
2003	3.6	3.4	3.0	2.3	1.4	0.8	147,540	14.6

Source:  Saskatchewan Hospital Services Plan, Annual Covered Population.
Note:  The data contained in this publication have been drawn from a number of sources and therefore such data as population counts may vary slightly between sources.

Labour

Table 9: Labour Force, Annual Averages Canada and Saskatchewan

	1997	1998	1999		2000	2001	2002
Labour Force			number	('000)
Canada	15,153.0	15,417.7	15,721.2		15,999.2	16,246.3	16,689.4
Saskatchewan	499.5	505.3	511.0		511.7	501.5	511.1
Employed			number	('000)
Canada	13,774.4	14,140.4	14,531.2		14,909.7	15,076.8	15,411.8
Saskatchewan	470.0	476.3	480.1		485.0	472.4	482.0
Unemployed			number	('000)
Canada	1,378.6	1,277.3	1,190.1		1,089.6	1,169.6	1,277.6
Saskatchewan	29.5	29.0	31.0		26.7	29.2	29.1
Unemployment		As a per cent of the labour force
Canada	9.1	8.3	7.6		6.8	7.2	7.7
Saskatchewan	5.9	5.7	6.1		5.2	5.8	5.7
Participation Rate			per	cent
Canada	64.9	65.1	65.6		65.9	66.0	66.9
Saskatchewan	66.3	66.6	67.0		67.0	65.8	67.3

Source:  Statistics Canada 71F0004XCB, Labour Force Historical Review.

Table 10: Employed by Industry, Saskatchewan

	1997	1998	1999	2000	2001	2002
	thousands
Agriculture	70.0	71.6	67.5	62.1	51.3	50.7
Other Primary Industries	16.5	15.9	13.5	15.9	17.7	15.8
Utilities	4.2	3.6	3.7	3.6	3.6	4.1
Construction	22.2	22.4	23.5	24.0	24.9	25.5
Manufacturing	29.4	30.4	28.4	29.2	29.8	29.5
Trade	71.4	73.6	76.6	76.3	73.4	78.0
Transp. and Warehousing	23.5	23.5	24.9	28.1	26.0	24.7
Finance, Insurance
Real Estate and Leasing	25.2	25.4	24.7	26.6	26.8	27.6
Service	178.0	181.1	190.6	192.5	191.0	198.9
Public Administration	29.7	28.7	26.7	26.7	28.0	27.0
Total All Industries	470.0	476.3	480.1	485.0	472.4	482.0

Source:  Statistics Canada 71F004XCB, Labour Force Historical Review.

Table 11: Annual Average Hourly Earnings for Employees Paid by the Hour (Including Overtime), Saskatchewan, Alberta, Manitoba and Canada

	Saskatchewan				Alberta				Manitoba				Canada
Industry	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002
	dollars
Industrial Aggregate	14.82	15.17	15.33	15.65	16.68	16.88	17.08	17.47	14.52	14.88	15.06	15.38	16.03	16.48	16.78	17.08
Goods Producing Industries	18.89	18.95	19.04	19.94	20.89	20.99	21.18	21.91	16.45	16.86	16.63	17.16	18.85	19.28	19.46	20.03
Logging and Forestry	17.23	20.00	20.92	x	20.01	20.65	21.84	23.08	x	x	x	x	20.05	21.24	21.84	22.23
Mining	24.34	22.76	22.59	24.33	27.22	26.70	26.12	25.81	24.80	23.29	22.55	24.24	25.51	24.90	24.40	24.84
Manufacturing	16.94	17.00	17.12	17.89	17.23	17.74	18.16	18.66	15.17	15.64	15.63	16.07	17.82	18.29	18.59	19.10
Construction	17.98	19.59	19.70	20.30	21.20	22.21	22.61	23.81	19.52	20.14	18.96	19.85	20.51	21.31	21.04	21.74
Service Producing Industries	13.49	14.05	14.12	14.22	14.51	14.90	15.03	15.11	13.64	14.04	14.36	14.58	14.44	14.96	15.30	15.46
Trade	12.27	13.18	12.79	12.95	13.30	14.01	14.08	14.33	12.54	13.51	13.09	13.26	13.05	13.93	13.96	14.16
Transportation and Warehousing	16.40	16.30	16.16	16.79	16.60	16.22	16.04	16.26	17.79	18.90	19.74	19.39	17.59	17.74	18.13	18.34
Finance and Insurance	15.75	20.08	17.69	16.36	17.27	19.60	18.34	17.26	16.09	16.98	15.60	15.13	15.64	16.93	17.22	17.23
Real Estate, Rentals and Leasing	11.91	11.60	14.00	13.85	13.78	14.03	15.09	15.02	11.34	12.20	12.30	12.25	13.29	13.92	14.81	14.33
Health Care and Social Assistance	17.20	17.86	18.29	18.26	20.40	19.58	19.70	20.49	x	x	x	x	18.45	18.84	19.32	19.95

x   Confidential.
Source:  Statistics Canada 72F0023XCB, Annual Estimates of Employment, Earnings and Hours.

Labour

Table 12: Average Weekly Hours for Employees Paid by the Hour (Including Overtime), Saskatchewan, Alberta, Manitoba and Canada

	Saskatchewan				Alberta				Manitoba				Canada
Industry	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002
	hours
Industrial Aggregate	30.0	29.8	30.3	30.6	31.0	31.3	31.8	32.1	30.2	30.2	30.2	30.3	31.6	31.6	31.6	31.9
Goods Producing Industries	37.9	38.0	38.3	38.3	39.1	39.0	39.1	39.1	37.6	37.3	38.0	37.9	38.7	38.7	38.9	38.9
Forestry and Logging	37.8	36.4	37.8	x	39.2	38.4	38.3	37.5	x	x	x	x	39.9	38.8	38.4	38.2
Mining	39.3	41.7	41.6	41.7	41.5	42.0	41.5	42.6	39.6	42.4	41.5	40.6	40.9	42.1	41.6	42.2
Manufacturing	38.1	38.0	38.4	38.5	38.5	38.7	38.9	39.3	37.9	37.6	38.2	38.3	38.9	38.9	39.0	39.1
Construction	36.7	36.8	36.7	36.3	38.3	38.1	38.4	37.6	36.2	35.5	37.1	36.3	37.6	37.3	38.1	37.3
Service Producing Industries	28.1	27.9	28.3	28.6	28.1	28.6	29.1	29.3	27.8	28.0	27.7	27.8	28.6	28.7	28.7	29.0
Trade	29.0	27.6	27.7	27.8	29.4	28.5	27.9	28.4	29.2	27.5	27.8	27.8	29.1	28.3	28.1	28.4
Transportation and Warehousing	36.0	37.1	41.0	41.1	36.2	37.1	38.8	39.2	36.3	35.2	34.9	36.0	35.7	36.2	37.4	38.0
Finance and Insurance	30.8	28.5	28.6	27.4	28.7	29.2	28.5	26.6	29.5	29.6	28.6	27.0	28.7	29.2	28.7	27.0
Real Estate, Rentals and Leasing	25.6	26.9	27.3	28.0	30.8	31.3	28.7	29.6	28.5	26.7	27.5	27.2	29.9	29.5	27.9	28.2
Health Care and Social Assistance	27.3	27.1	27.5	28.4	24.8	27.3	28.6	28.6	x	x	x	x	28.1	28.6	28.8	29.0

x   Confidential.
Source:  Statistics Canada 72F0023XCB, Annual Estimates of Employment, Earnings and Hours.

Table 13: Average Weekly Earnings (Including Overtime) for All Employees, Saskatchewan, Alberta, Manitoba and Canada

	Saskatchewan				Alberta				Manitoba				Canada
Industry	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002	1999	2000	2001	2002
	dollars
Industrial Aggregate	570.31	587.52	598.72	610.81	645.46	664.87	683.85	699.22	567.72	588.46	593.96	606.47	640.51	655.58	667.40	681.09
Goods Producing Industries	785.21	820.41	829.78	838.77	885.87	908.27	921.50	942.33	687.60	709.42	704.51	716.54	806.52	824.06	832.35	849.74
Forestry and Logging	638.65	765.16	785.36	816.33	771.92	791.42	827.87	857.18	x	x	x	x	777.74	830.51	845.45	861.11
Mining	1,005.34	1,059.80	1,085.90	1,097.86	1,186.52	1,203.85	1,1,210.51	1,225.64	1,033.52	1,119.08	1,097.31	1,077.93	1,101.04	1,137.37	1,153.12	1,167.98
Manufacturing	732.02	738.47	750.01	774.23	765.09	790.72	805.64	830.63	645.67	666.18	668.36	685.48	782.43	796.89	808.10	830.14
Construction	675.50	736.30	732.89	737.28	816.26	851.24	862.86	878.49	721.94	738.39	710.57	717.86	782.63	808.06	800.80	804.22
Service Producing Industires	529.21	543.00	552.28	566.80	576.56	592.73	610.03	622.88	538.92	559.23	567.85	580.62	590.22	603.93	617.70	630.88
Trade	483.62	494.69	490.94	486.12	547.78	543.42	555.20	556.16	492.95	502.48	497.10	494.05	531.18	536.87	543.47	545.39
Transportation and Warehousing	659.22	680.65	715.31	746.14	698.15	704.64	725.02	746.79	711.75	730.56	735.10	757.61	715.98	725.10	741.65	764.40
Finance and Insurance	742.11	793.29	783.90	771.12	845.14	917.69	882.97	891.33	779.55	836.57	796.64	826.22	824.82	845.54	852.32	852.78
Real Estate, Rentals and Leasing	526.58	518.95	586.02	613.34	582.24	580.01	630.34	652.99	453.50	470.95	513.00	495.13	577.63	590.93	611.35	609.79
Health Care and Social Assistance	494.48	506.36	527.61	547.62	543.64	565.06	590.53	615.53	443.22	450.06	469.32	497.54	544.78	562.39	581.36	605.12

x   Confidential.
Source:  Statistics Canada 72F0023XCB, Annual Estimates of Employment, Earnings and Hours.

Business Indicators

Table 14: Retail Trade

Year	Saskatchewan	Alberta	Manitoba	Canada
	millions of dollars
1987	5,416	16,352	6,127	168,894
1988	5,677	17,563	6,337	181,652
1989	5,758	18,875	6,599	189,302
1990	5,689	20,023	6,596	192,558
1991	5,317	19,005	6,293	181,614
1992	5,364	19,515	6,403	185,170
1993	5,702	20,545	6,695	194,325
1994	6,192	22,225	7,020	207,841
1995	6,491	22,733	7,432	213,774
1996	7,024	23,806	7,920	220,870
1997	7,622	26,939	8,589	237,837
1998	7,622	28,069	8,773	246,675
1999	7,737	29,335	9,026	260,779
2000	8,132	31,712	9,396	277,033
2001	8,395	34,602	9,937	289,130
2002	9,013	37,457	10,648	306,578

Source:  Statistics Canada 63-005, Retail Trade.

Table 15: New Motor Vehicle Sales, Saskatchewan

	Commercial
	Passenger Cars		Vehicles		Total Vehicles
Year	Sales No.	Value $'000	Sales No.	Value $'000	Sales No.	Value $'000
1991	18,104	305,723	14,972	320,856	33,076	626,579
1992	14,208	253,145	15,497	364,452	29,705	617,597
1993	12,904	233,514	15,948	420,981	28,852	654,495
1994	13,743	261,188	18,614	516,767	32,357	777,955
1995	12,308	255,608	18,610	551,491	30,918	807,099
1996	13,044	288,709	22,809	724,216	35,853	1,012,926
1997	14,173	324,609	28,348	938,941	42,521	1,263,553
1998	12,262	288,853	23,794	811,282	36,056	1,100,136
1999	12,975	309,859	21,800	785,298	34,775	1,095,157
2000	14,275	346,282	22,407	823,199	36,682	1,169,477
2001	15,498	376,751	22,856	838,495	38,354	1,215,245
2002	16,870	415,037	24,713	926,438	41,583	1,341,473

Source:  Statistics Canada 63-007, New Motor Vehicle Sales.

Table 16: Retail Trade by Kind of Business, Saskatchewan

Kind of Business	2000	2001	2002
	millions of dollars
Supermarkets and Grocery Stores	1,931	2,019	2,148
All Other Food Stores	60	66	69.7
Drugs and Patent Medicine Stores	372	392	415
Shoe Stores	26	27	27
Men's Clothing Stores	33	29	28
Women's Clothing Stores	99	99	116
Other Clothing Stores	180	180	187
Household Furniture and Appliance Stores	282	286	310
Household Furnishings Stores	76	66	83
Motor Vehicle and Recreational Vehicle Dealers	2,017	2,180	2,440
Gasoline Service Stations	720	715	760
Automotive Parts, Accessories and Services	527	504	543
General Merchandise Stores	1,114	1,124	1,168
Other Semi-Durable Goods Stores	190	195	203
Other Durable Goods Stores	206	200	202
Other Retail Stores	299	313	314
Total All Stores	8,132	8,395	9,013

Source:  Statistics Canada 63-005, Retail Trade.

Table 17: Value of Building Permits Issued for Construction Saskatchewan, Regina, Saskatoon

	1997	1998	1999	2000	2001	2002
	millions of dollars
Regina (METRO)
Residential	55	59	65	63	62	72
Industrial	10	6	5	6	4	7
Commercial	54	59	64	64	61	71
Instit. and Gov't	69	38	43	8	61	11
Total	187	163	177	141	188	161
Saskatoon (METRO)
Residential	102	105	103	93	92	128
Industrial	27	19	23	36	70	11
Commercial	37	65	66	79	66	72
Instit. and Gov't	37	29	37	35	54	76
Total	203	218	229	243	282	287

Provincial Total	627	673	722	609	703	712

Source:   Statistics Canada 64-001, Building Permits.

Business Indicators

Table 18: Consumer Price Indexes, Canada, Manitoba, Saskatchewan and Alberta (1992=100)

	All Items	Food	Shelter	Clothing	Transportation	Health and Personal Care	Recreation Education and Reading	Tobacco and Alcohol
Canada
2000	113.5	112.2	108.8	105.5	130.7	112.0	122.5	97.6
2001	116.4	117.2	112.8	106.0	130.8	114.2	124.3	105.1
2002	119.0	120.3	113.8	105.2	134.4	115.5	126.3	123.6
Manitoba
2000	118.1	116.9	113.9	116.8	131.7	115.2	123.4	105.3
2001	121.2	121.9	118.2	116.7	132.2	118.3	123.8	111.1
2002	123.1	124.8	117.6	115.6	133.5	120.3	124.9	128.5
Saskatchewan
2000	116.7	112.8	118.6	107.9	129.4	107.8	119.1	108.8
2001	120.3	116.2	126.6	108.8	130.4	111.6	122.3	111.9
2002	123.7	118.6	129.8	109.9	132.3	112.8	126.9	137.1
Alberta
2000	117.4	111.7	118.6	102.5	131.5	112.2	123.0	106.8
2001	120.1	116.9	121.5	103.0	133.3	114.4	124.5	111.1
2002	124.2	120.4	122.3	115.6	133.5	120.3	124.9	128.5

Source: Statistics Canada 62-001, The Consumer Price Index.

Table 19: Indexes of Farm Costs (1992=100)

Major Indexes, Western Canada
Year	Farm Inputs Total	Building and Fencing	Machinery and Motor Vehicles [1]	Crop Production	Interest
1992	100.0	100.0	100.0	100.0	100.0
1993	104.8	107.8	103.4	105.2	96.1
1994	108.6	114.2	108.6	111.7	92.4
1995	114.1	114.1	114.5	127.1	101.3
1996	118.1	116.5	119.0	137.6	90.2
1997	120.6	120.3	122.7	131.6	87.3
1998	118.5	116.9	123.5	126.7	86.5
1999	119.0	123.2	125.0	122.4	86.9
2000	126.7	118.6	136.0	123.1	95.0
2001	132.9	118.5	143.3	142.7	89.2
2002	130.1	121.6	140.7	132.4	86.7

1 Farm share only.
Source:  Statistics Canada 62-004, Farm Input Price Index.

Table 20: Industrial Product Price Indexes, Canada (1997=100)

Year	Total Food and Beverage Excl. Alcohol	Food and Beverage	Total Non- Food Incl. Alcohol	Total Manufacturing
1989	83.4	83.0	84.1	84.0
1990	84.8	84.4	84.1	84.2
1991	85.2	85.1	83.0	83.3
1992	86.0	86.1	83.3	83.8
1993	88.9	88.9	86.4	86.8
1994	91.9	91.7	92.0	92.0
1995	94.3	94.2	99.6	98.9
1996	98.3	98.1	99.4	99.3
1997	100.0	100.0	100.0	100.0
1998	98.4	98.8	100.6	100.4
1999	98.1	98.9	102.7	102.2
2000	100.2	101.1	107.4	106.5
2001	103.0	103.9	108.2	107.6
2002	104.5	105.6	108.0	107.6

Source:  Statistics Canada 62-011, Industry Price Indexes.

General Economic Indicators

Table 21: Private and Public Investment by Industry, Saskatchewan

	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002 [1]
	millions of dollars
New Construction	2,438.2	2,978.9	2,931.5	3,463.0	4,588.9	4,010.2	3,997.7	4,393.8	4,431.9	4,268.3
Primary Industries	933.4	1,240.0	1,317.8	1,693.1	2,720.5	1,528.0	1,307.7	2,031.5	1,951.0	1,565.9
Manufacturing	40.3	35.5	53.3	48.1	43.4	45.8	51.9	160.6	194.7	412.3
Transp., Comm., and Util	476.7	590.6	406.2	393.1	395.4	999.1	1,065.7	636.1	529.6	486.9
Trade, Finance, Services	172.8	190.7	241.3	346.5	238.6	193.3	240.3	232.1	271.6	218.0
Institutions, Government	297.9	375.3	320.0	285.0	405.2	412.3	487.6	468.9	602.1	576.4
Housing	472.0	546.7	592.9	697.1	786.0	831.7	844.7	864.8	882.9	1,008.9
New Machinery and Equipment	1,710.3	1,757.7	2,200.0	2,333.3	3,037.6	2,486.2	2,526.1	2,240.2	2,391.8	2,212.3
Primary Industries	734.6	832.0	988.5	1,038.1	1,154.3	902.9	631.3	635.4	716.8	708.7
Manufacturing	248.3	142.3	186.0	201.2	285.2	355.6	292.2	323.8	216.1	212.2
Transp., Comm., and Util	178.4	177.3	213.4	313.0	448.2	286.1	520.6	252.2	356.0	261.9
Trade, Finance, Services	406.0	465.0	666.3	634.3	973.0	791.5	874.0	823.0	816.2	782.7
Institutions, Government	143.0	141.1	145.6	146.5	176.9	150.2	208.0	205.7	286.7	246.6
Total New Capital Expenditure	4,148.5	4,736.6	5,131.5	5,796.3	7,626.5	6,496.4	6,523.8	6,634.0	6,823.7	6,480.6
Repair Expenditure on Construction	--	572.6	582.4	645.4	703.1	718.8	742.3	687.9	783.0	--
Repair Expenditure on Machinery	--	1,046.6	1,093.4	1,067.0	1,360.4	1,295.8	1,384.5	1,261.9	1,316.6	--
Total New and Repair Expenditure	--	6,355.8	6,807.3	7,508.7	9,690.0	8,511.0	8,650.6	8,583.8	8,923.3	--

..    Data not available. 1    Preliminary actual.
Source:  Statistics Canada 61-205, Private and Public Investment in Canada.

Table 22: Per Capita Capital Investment, Canada and the Western Provinces

	Population [1]					Per Capita New Capital Expenditures
Year	Canada	Manitoba	Saskatchewan	Alberta	British Columbia	Canada	Manitoba	Saskatchewan	Alberta	British Columbia
						millions of dollars
1992	28,366,737	1,112,696	1,003,956	2,632,907	3,468,445	4,439	3,132	4,080	6,340	5,184
1993	28,681,676	1,117,621	1,006,854	2,667,448	3,567,406	4,392	3,243	4,080	6,927	5,285
1994	28,999,006	1,123,229	1,009,521	2,700,682	3,675,699	4,781	3,312	4,682	7,899	5,804
1995	29,302,091	1,129,146	1,014,126	2,734,515	3,777,004	4,721	3,525	4,954	7,828	5,442
1996	29,610,757	1,134,188	1,019,100	2,775,163	3,874,276	4,790	3,668	5,501	7,899	5,010
1997	29,907,172	1,136,137	1,018,067	2,830,056	3,948,544	5,624	4,435	7,491	10,463	5,711
1998	30,157,082	1,137,515	1,017,506	2,899,452	3,983,077	5,762	4,529	6,385	11,402	5,183
1999	30,403,878	1,142,491	1,014,707	2,953,255	4,011,342	5,866	4,584	6,429	10,455	5,148
2000	30,689,035	1,147,373	1,007,767	3,004,940	4,039,198	6,105	4,516	6,583	12,118	5,205
2001	31,021,251	1,151,285	1,000,134	3,056,739	4,078,447	6,314	4,636	6,823	13,380	5,523
2002	31,361,611	1,155,492	995,490	3,114,390	4,114,981	6,430	4,732	6,510	12,738	4,568

1As at July 1.
Source:  Statistics Canada 61-205, Private and Public Investment in Canada; Statistics Canada 91-213, Annual Demographic Statistics.

Non-Agricultural Industries

Table 23: Manufacturing Industry, Saskatchewan

Year	Employees		Production Wages		Value Added		Value Factory Shipments
	thousands of dollars
1991	13,419		392,480		1,147,009		3,426,840
1992	13,728		406,452		1,183,897		3,387,768
1993	14,637		443,379		1,257,730		3,534,361
1994	15,338		469,718		1,520,122		4,299,522
1995	16,451		511,195		1,833,126		4,792,527
1996	17,459		532,695		1,780,258		5,150,344
1997	19,564		607,670		2,300,961		5,964,432
1998	19,413		610,823		2,388,220		6,079,123
1999	19,307		626,674		2,085,762		6,172,248
2000	19,749		641,032		2,534,398		7,489,827
2001	20,376		694,340		2,535,451		7,145,459
2002	20,805	1	722,628	1	2,576,229	1	7,239,176	[2]

1  Saskatchewan Bureau of Statistics estimate.
2  Estimate is from Statistics Canada 31-001, Monthly Survey of Manufacturing.
Source: Statistics Canada 31-203, Manufacturing Industries of Canada:  National and Provincial Areas.

Table 24: Manufacturing by Industry Groups, Saskatchewan

	Establish- ments	Em- ployees		Salaries and Wages		Cost of Materials Used		Value of Factory Shipments		Value Added
	number		millions of dollars
Food
2000	163	4,774		109.0		1,044.5		1,570.1		496.4
2001	160	5,130		140.8		1,253.0		1,782.0		483.8
Clothing
2000	16	x		x		x		x		x
2001	15	317		5.6		16.9		28.3		13.2
Fabricated Metals
2000	153	2,374		73.4		149.0		381.3		226.6
2001	154	2,209		71.1		150.8		396.7		241.5
Non Metallic Mineral Products
2000	66	405		11.4		46.2		91.6		41.7
2001	74	522		17.1		46.5		92.5		41.6
Electric Equip./Appliances/Components
2000	12	430		20.0		525.7		673.9		135.6
2001	12	449		20.6		273.4		384.8		106.6
Wood Industries
2000	56	1,462		58.9		172.1		346.7		166.8
2001	59	1,322		53.4		189.7		314.9		113.4
Chemical and Chemical Products
2000	46	694		31.6		313.1		605.2		259.9
2001	46	664		30.3		374.7		741.6		336.5
Other Industries
2000	523	9,610[1]	336	.8[1]	2,140	.4[1]	3,489	.7[1]	1,207	.5[1]
2001	524	9,763		355.4		2,283.0		3,693.8		1,198.9
Total
2000[1]	1,035	19,749		641.0		4,391.0		7,158.5		2,534.4
2001	1,044	20,376		694.3		4,588.2		7,434.6		2,535.5

1  In 2000, Other Industries includes data for Clothing industry.
Source:  Statistics Canada 31-203, Manufacturing Industries of Canada: National and Provincial Areas.

Table 25: New Dwelling Units: Starts and Completions, Saskatchewan, Alberta, Manitoba and Canada

	Saskatchewan	Alberta	Manitoba	Canada
Starts
1993	1,880	18,151	2,425	155,443
1994	2,098	17,692	3,197	154,057
1995	1,702	13,906	1,963	110,933
1996	2,438	16,665	2,318	124,713
1997	2,757	23,671	2,612	147,040
1998	2,965	27,122	2,895	137,439
1999	3,089	25,447	3,133	149,968
2000	2,513	26,266	2,560	151,653
2001	2,381	29,174	2,963	162,733
2002	2,963	38,754	3,617	205,034
Completions
1993	2,020	17,859	2,572	161,794
1994	1,851	18,671	2,996	162,085
1995	1,711	13,373	2,153	119,501
1996	1,910	16,357	1,588	117,834
1997	2,409	20,259	2,943	143,386
1998	3,163	25,071	2,741	133,941
1999	2,722	24,015	2,812	140,986
2000	3,090	25,730	2,785	145,873
2001	2,292	27,936	3,153	151,936
2002	2,523	32,162	3,306	185,626

Source:  Canada Mortgage and Housing Corporation, Housing Information Monthly.

Table 26: New Dwelling Units Started, by Type, Saskatchewan

	Single Dwellings	Double Dwellings	Apartments	Row	Total
Saskatchewan
1997	1,954	160	291	352	2,757
1998	2,154	174	415	222	2,965
1999	2,070	155	760	104	3,089
2000	1,890	148	302	173	2,513
2001	1,627	116	398	240	2,381
2002	1,931	142	434	456	2,963
Regina
1997	370	10	40	96	516
1998	468	10	24	35	537
1999	403	16	149	5	573
2000	459	40	84	32	615
2001	401	16	188	21	626
2002	504	12	101	34	651
Saskatoon
1997	709	114	133	231	1,187
1998	692	90	161	194	1,137
1999	724	106	384	59	1,273
2000	602	92	144	130	968
2001	542	58	160	140	900
2002	691	100	316	382	1,489

Source:  Canada Mortgage and Housing Corporation, Housing Information Monthly.

Non-Agricultural Industries

Table 27: Value of Mineral Sales by Kind, Saskatchewan

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002[1]
	millions of dollars
Copper	0.8	0.3	0.0	0.0	0.0	0.0	1.3	x	x	26.1	27.7	29.9
Zinc	0.4	0.7	0.0	0.0	0.0	0.0	0.8	x	x	4.7	4.2	5.7
Uranium	303.8	381.1	375.3	407.8	432.2	667.6	556.9	x	x	419.2	561.8	593.1
Other Metals[2]	33.4	37.1	25.9	25.3	45.4	55.8	67.5	x	x	27.9	25.2	30.2
Potash	764.8	812.5	799.5	1,108.7	1,216.8	1,115.9	1,501.0	1,615.1	1,682.3	1,744.3	1,621.9	1,717.2
Sodium Sulphate	20.1	22.5	25.3	26.1	25.6	31.5	32.7	30.5	25.7	23.0	22.0	23.0
Salt	20.8	18.1	24.3	20.2	22.5	27.8	29.7	27.8	19.8	20.1	21.0	21.4
Petroleum	1,204.8	1,422.6	1,493.3	1,900.0	2,318.7	3,137.6	2,904.3	1,979.4	3,095.1	5,078.4	3,752.4	4,705.7
Natural Gas	379.9	348.4	387.8	527.3	374.0	392.5	421.4	421.9	611.3	1,093.9	1,268.4	913.7
Coal and Others	109.5	117.5	115.9	127.2	139.9	145.8	150.0	x	x	181.0	181.9	180.3
Sand and Gravel	41.5	18.2	18.8	24.7	24.6	24.3	35.0	x	x	40.6	48.6	46.3
Other[3]	--	--	--	--	--	--	--	701.0	737.1	--	--	--
Grand Total	2,879.8	3,179.1	3,265.9	4,167.4	4,599.7	5,598.8	5,700.6	4,775.8	6,171.2	8,659.3	7,535.5	8,266.4

x  Confidential.
1  Preliminary.
2  Includes Gold, Silver and Cadmium
3  Includes Copper, Zinc, Uranium, Other Metals, Coal and Others and Sand and Gravel for 1998 and 1999.
Source:  Saskatchewan Industry and Resources.

Table 28: Crude Oil Statistics, Saskatchewan

	Production of Conventional Crude Oil				Drilling[1]
Year	Light Gravity	Medium Gravity	Heavy Gravity	Total	Wells Drilled	Metres Drilled
	millions of m3				no.	'000
1986	4.1	3.9	3.7	11.7	1,079	1,023
1987	4.0	4.4	3.7	12.1	1,605	1,414
1988	4.1	4.4	3.7	12.3	2,104	1,760
1989	3.9	4.4	3.4	11.7	1,502	1,174
1990	4.2	4.3	3.8	12.3	1,397	1,256
1991	4.1	4.4	3.9	12.4	1,144	1,121
1992	4.3	4.5	4.6	13.4	844	940
1993	4.7	5.0	5.3	15.0	2,286	2,274
1994	5.8	5.6	5.8	17.2	2,428	2,519
1995	5.8	6.0	6.9	18.7	2,150	2,455
1996	5.9	6.8	8.2	20.9	2,910	3,166
1997	6.2	7.4	9.8	23.4	3,942	4,350
1998	6.1	7.7	9.4	23.2	1,703	1,887
1999	5.3	7.1	9.3	21.7	2,433	2,251
2000	5.5	7.2	11.6	24.2	3,608	3,423
2001	5.4	7.1	12.2	24.8	3,333	3,148
2002	5.1	6.9	12.3	24.4	3,520	2,880

1  Includes all drilling.
Source:  Saskatchewan Industry and Resources.

Table 29: Principal Markets for Saskatchewan Crude Oil

Year	Sask. Refineries	Alberta	Ontario	United States	Quebec	Total
thousands of m3
1987	518	354	2,500	8,036	598	12,006
1988	527	365	2,708	7,786	838	12,225
1989	839	361	2,422	6,745	1,092	11,458
1990	1,428	338	3,377	5,855	927	11,924
1991	1,293	286	2,901	7,887	379	12,745
1992	1,989	241	2,073	9,021	--	13,323
1993	2,519	299	2,098	10,038	--	14,954
1994	2,437	384	2,408	11,977	--	17,206
1995	2,809	415	3,348	12,145	--	18,716
1996	2,774	349	4,489	13,308	--	20,921
1997	2,803	453	4,851	15,327	--	23,434
1998	2,092	473	4,359	15,949	--	22,872
1999	2,042	436	3,602	15,602	--	21,682
2000	2,003	604	2,734	18,922	--	24,263
2001	2,983	634	2,767	18,230	--	24,614
2002[1]	2,948	622	2,922	17,961	--	24,452

—  Nil or zero.
1  Preliminary.
Source:  Saskatchewan Bureau of Statistics.

Non-Agricultural Industries

Table 30: Mining Investment, Saskatchewan

	Capital Expenditures		Repair Expenditures
Year	Con- struction	Machinery and Equipment	Con- struction	Machinery and Equipment	Total
millions of dollars
1992	401.8	63.2	--	--	--
1993	856.4	71.4	--	--	--
1994	1,139.4	76.1	22.7	133.5	1,371.8
1995	1,199.3	136.7	23.5	138.8	1,498.4
1996	1,556.7	177.9	35.4	99.5	1,869.5
1997	2,562.0	265.5	63.1	235.3	3,125.8
1998	1,389.3	231.9	60.4	150.5	1,832.1
1999	1,185.7	181.7	98.2	148.2	1,613.7
2000	1,848.4	141.7	67.0	159.9	2,217.0
2001	1,701.1	132.5	81.6	143.2	2,058.3
2002[1]	1,318.6	137.5	--	--	--

--  Figures not available.
1   Preliminary actual.
Source:  Statistics Canada 61-205, Private and Public Investment.

Table 31: Volume of Mineral Sales, Saskatchewan

	Units of Measure	1997	1998	1999	2000	2001	2002
Metals
Copper	(000) kg	392	x	x	9,670	10,753	11,723
Zinc	(000) kg	431	x	x	2,536	2,821	4,649
Gold	kg	4,122	x	x	2,136	1,821	1,678
Silver	kg	287	x	x	1,234	1,633	1,344
Uranium	(000) kg	13,295	x	x	10,890	15,037	15,646
Non-Metals
Salt	(000)tonnes	855	721	750	686	852	921
Sodium Sulphate	(000)tonnes	311	300	292	254	173	184
Potash	(000)tonnes	8,700	8,014	8,048	8,602	7,785	8,145
Fuels
Crude Oil	(10[6]m3	23	23	22	24	25	24
Natural Gas	(10[6]m3	6,259	5,985	6,337	6,584	6,594	6,554
LPG	(10[3]m3	269	289	269	283	311	252
Coal	(000)tonnes	11,653	x	x	11,190	11,390	11,365
Structural
Materials
Sand and
Gravel[1]	(000)tonnes	10,750	x	x	11,073	13,200	11,537

x Confidential.
1  Includes quantities of bentonite.
Source:  Saskatchewan Industry and Resources.

Table 32: Value of Potash Exports, Saskatchewan

Destination	1999	2000	2001	2002
	thousands of dollars
Argentina	757	639	1,508	1,804
Brazil	75,374	146,743	106,223	133,589
Chile	9,071	13,329	18,354	4,740
Columbia	3,652	13,235	12,226	11,373
Costa Rica	6,248	8,576	13,214	14,652
Guatemala	9,209	6,111	8,903	7,058
United States	1,111,459	1,107,202	1,042,603	1,094,133
Other Western Hemisphere	1,965	7,761	12,518	17,842
Total Western Hemisphere	1,217,735	1,303,597	1,215,548	1,285,191
India	41,029	52,633	43,365	49,683
Indonesia	28,279	37,522	33,524	27,590
Japan	84,228	105,949	118,347	107,060
Malaysia	74,672	99,732	80,013	104,848
People's Republic of China	296,200	413,891	331,759	377,214
Philippines	9,939	9,331	10,010	11,205
Singapore	2,572	5,013	2,756	1,222
South Korea	70,307	90,514	77,069	84,514
Taiwan	26,676	35,211	46,036	41,137
Thailand	25,919	29,626	33,875	30,306
Other Asia	12,083	21,558	11,728	13,828
Total Asia	671,904	900,980	788,482	848,607
Australia	46,656	41,028	51,098	67,363
New Zealand	24,893	32,340	35,914	39,254
Other Oceanic	838	1,065	1,144	2,043
Total Oceanic	72,387	74,433	88,156	108,661
Belgium	16,572	19,420	11,675	21,892
France	24	4	--	--
Italy	13,429	13,231	16,589	20,006
South Africa	1,750	2,143	--	--
Spain	4,543	10,782	6,446	3,176
United Kingdom	35	4	--	--
Total Europe - Africa	36,353	45,584	34,710	45,074
Grand Total	1,998,379	2,324,594	2,126,896	2,287,533

Source:  Statistics Canada, World Trade Atlas.

Table 33: Value of Primary Forest Products, Saskatchewan

Fiscal Year Ending	Saw Timber	Posts, Poles	Plywood, Waferboard, Kraft Pulp	Other Product	Total
	thousands of dollars
1986	57,746	4,952	96,446	4,258	163,402
1987	44,657	5,768	213,376	1,626	265,427
1988	42,724	9,728	201,665	4,872	258,989
1989	46,076	17,361	322,330	2,916	388,684
1990	50,753	21,345	290,173	3,885	366,156
1991	42,589	8,880	169,066	2,195	222,730
1992	62,451	7,903	327,197	1,672	399,223
1993	62,735	11,391	258,980	2,668	335,774
1994	142,030	18,099	325,834	3,352	489,315
1995	125,409	23,266	403,533	7,374	559,582
1996	181,384	25,433	301,656	3,988	512,461
1997	279,691	15,271	302,639	434	598,035
1998	310,882	34,641	306,154	3,273	654,950
1999	263,104	35,448	333,753	3,300	635,605
2000	154,668	3,379	356,263	45	514,355
2001	235,143	1,273	274,149	108	510,673
2002	119,385	1,023	235,327	--	355,735

Source:  Saskatchewan Environment and Resource Management.

Agriculture

Table 34: Number and Average Size of Farms, Saskatchewan

	Census Farms
Size of Farms	1991	1996	2001
Under 10 acres	383	482	422
10 - 69 acres	1,186	1,418	1,218
70 - 239 acres	7,372	7,786	7,327
240 - 399 acres	6,898	6,431	5,633
400 - 559 acres	5,823	4,870	4,210
560 - 759 acres	6,848	5,632	4,565
760 - 1,119 acres	11,087	8,977	7,132
1,120 - 1,599 acres	9,491	8,671	7,107
1,600 and over	11,752	12,728	12,984
Total	60,840	56,995	50,598
Average Size (Acres)	1,091	1,152	1,283

Note:  All agriculture holdings with sales of agricultural products during the previous 12 months of $250 or more.
Source:  Statistics Canada, Census of Canada.

Table 35: Current Values of Farm Capital, Saskatchewan

Year	Livestock and Poultry	Land and Buildings	Implements and Machinery	Total
	millions of dollars
1989	1,636.4	18,882.1	6,277.8	26,796.3
1990	1,715.1	18,806.6	6,270.7	26,792.4
1991	1,823.3	17,588.8	6,360.6	25,772.7
1992	1,839.3	17,008.0	6,411.2	25,258.5
1993	2,220.0	16,999.1	6,593.4	25,812.5
1994	2,237.0	18,319.7	6,950.4	27,507.1
1995	2,167.5	20,357.0	7,304.2	29,828.7
1996	1,813.6	20,615.8	7,545.2	29,974.6
1997	2,147.7	21,216.8	7,856.9	31,221.5
1998	2,322.3	22,539.2	8,289.6	33,151.2
1999	2,479.6	22,955.5	8,506.9	33,942.0
2000	2,877.1	23,009.4	8,409.5	34,295.9
2001	2,974.2	22,730.5	8,310.4	34,015.1
2002	2,447.5	22,568.7	8,278.4	33,294.6

Source:  Statistics Canada 21-603, Agriculture Economic Statistics.

Table 36: Cash Receipts and Net Income of Farm Operators from Farming Operations, Saskatchewan

Year	Wheat	Other Principal Grains	Live- stock	Total Payments	Total Cash Receipts	Operating Expenses After Rebates	Net Cash Income	Income In Kind	Depre- ciation Charges	Realized Net Income	Value of Inventory Change	Total Net Income
	millions of dollars
1987	1,524	669	871	1,319	4,384	2,888	1,496	11	738	769	-168	601
1988	1,617	693	960	1,199	4,468	2,869	1,599	11	724	885	-907	-22
1989	1,467	903	929	1,200	4,499	3,120	1,378	11	715	674	452	1,126
1990	1,609	859	905	658	4,031	3,083	948	10	700	259	818	1,077
1991	1,688	864	869	709	4,130	3,116	1,014	10	694	330	147	477
1992	1,474	842	976	1,100	4,393	3,186	1,207	10	709	508	-89	419
1993	1,566	1,028	1,117	838	4,548	3,331	1,217	11	716	513	448	961
1994	2,180	1,500	1,034	346	5,060	3,544	1,516	12	742	786	13	799
1995	2,309	1,775	1,002	312	5,397	3,852	1,545	11	768	787	171	959
1996	2,373	1,880	1,039	466	5,757	4,351	1,406	11	812	605	753	1,359
1997	2,412	2,083	1,231	265	5,991	4,297	1,695	12	829	878	-691	188
1998	1,833	2,251	1,243	236	5,563	4,251	1,311	11	879	443	10	453
1999	1,604	2,063	1,390	476	5,531	4,228	1,303	12	892	423	219	642
2000	1,520	1,854	1,568	777	5,718	4,542	1,176	12	877	311	162	472
2001	1,805	1,981	1,696	1,020	6,503	4,700	1,803	11	892	923	-721	201
2002	1,548	1,995	1,610	1,004	6,156	4,612	1,544	11	893	663	-749	-87

Note:  Other principal grains include oats, barley, rye, flaxseed, canola, Canadian Wheat Board payments and liquidation of deferred grain receipts.
          Livestock includes cattle, calves, hogs, sheep and lambs.
Source:  Statistics Canada 21-603, Agriculture Economic Statistics.

Agriculture

Table 37: Farm Operating Expenses and Depreciation Charges, Saskatchewan

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Property Taxes[1]	155.9	164.4	171.6	173.2	183.6	189.2	192.9	191.0	195.1	169.5	202.8
Rent - Cash and Crop Share	247.1	267.0	294.1	324.3	339.9	350.1	365.1	366.8	367.5	358.1	377.5
Wages, Room and Board	226.8	237.7	260.6	267.4	286.0	292.5	295.5	296.9	308.8	305.1	319.4
Interest	329.7	302.6	312.3	313.6	285.7	293.1	316.4	332.4	369.8	348.4	342.1
Total Machinery Expenses	750.7	764.2	803.9	820.8	846.4	834.6	795.4	822.2	897.1	884.0	901.8
Fuel and Lubricants	389.1	372.8	379.6	380.5	393.5	395.1	347.2	362.3	425.7	405.5	396.9
Machinery Repairs	361.6	391.4	424.3	440.2	452.9	439.4	448.2	459.9	471.4	478.5	504.9
Fertilizer	277.1	302.1	397.4	510.9	577.3	577.3	548.4	493.6	563.2	677.5	539.7
Other Crop Expenses	284.1	322.7	427.9	482.6	539.9	609.4	626.5	633.6	688.7	706.6	681.6
Feed	112.1	123.2	140.0	156.4	189.2	210.8	200.3	184.3	198.1	240.9	310.7
Other Livestock Expenses	68.2	105.1	96.7	87.4	86.4	96.0	98.2	112.9	161.9	191.0	234.0
Repairs to Buildings and Fences	59.6	65.0	70.0	73.9	88.5	78.8	74.9	75.6	79.4	74.6	85.9
Electricity and Telephone	99.7	108.0	117.1	124.4	137.7	141.6	143.0	145.0	148.6	152.1	161.9
Miscellaneous	575.1	569.0	452.4	517.5	790.3	623.3	594.7	574.0	563.7	592.3	639.3
Gross Operating Expenses	3,186.1	3,331.2	3,544.1	3,852.3	4,351.0	4,296.7	4,251.4	4,228.3	4,541.9	4,700.1	4,796.8
Depreciation on Buildings	53.3	52.6	56.8	63.3	64.3	66.2	72.5	73.8	74.0	73.1	72.6
Depreciation on Machinery	655.2	663.1	685.0	705.1	747.8	762.4	806.0	817.7	803.2	818.7	814.7
Gross Operating Expenses
plus Depreciation	3,894.6	4,046.8	4,285.9	4,620.8	5,163.1	5,125.3	5,129.9	5,119.9	5,419.1	5,591.9	5,684.1

1 Owned land and buildings only.
Source: Statistics Canada 21-603, Agriculture Economic Statistics.

Table 38: Acreage Sown to Wheat by Crop District, Saskatchewan

Crop District[1]	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	1993-2002 Average
	thousands of acres
1. South-East	1,703	1,289	1,192	1,414	1,398	1,132	737	1,180	1,293	1,046	1,238
2. Regina-Weyburn	2,006	1,926	1,918	2,118	1,992	1,885	1,251	1,625	1,652	1,620	1,799
3. South-Central	4,066	3,923	4,142	4,383	4,293	4,099	3,601	3,511	3,400	3,348	3,877
4. South-West	1,222	1,251	1,218	1,228	1,091	1,168	1,105	1,047	930	1,041	1,130
5. East-Central	2,127	1,600	1,486	1,887	1,787	1,284	1,372	1,529	1,751	1,583	1,641
6. Central	2,580	2,059	2,060	2,479	2,303	2,111	1,977	2,130	2,231	2,158	2,209
7. West-Central	1,695	1,594	1,736	1,922	1,886	1,791	1,760	1,659	1,689	1,763	1,749
8. North-East	1,127	970	1,023	1,203	1,082	1,062	1,182	1,235	1,388	1,330	1,160
9. North-West	1,370	1,018	1,150	1,367	1,237	1,194	1,396	1,260	1,352	1,247	1,259
Provincial Total	17,895	15,630	15,925	17,950	17,075	15,725	14,380	15,175	15,685	15,135	16,058

Note:  Figures may not add to totals due to rounding.
1 See map, Page 30.
Source:  Saskatchewan Agriculture, Food and Rural Revitalization, StatFacts.

Agriculture

Table 39: Average Wheat Yields by Crop District, Saskatchewan

Crop District[1]	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	1993-2002 Average
	kilograms per acre
1. South-East	760	723	733	852	635	836	732	893	760	767	769
2. Regina-Weyburn	836	765	784	923	646	942	840	793	696	735	796
3. South-Central	870	732	775	859	741	732	902	874	600	664	775
4. South-West	866	739	946	868	810	863	925	825	446	565	785
5. East-Central	682	759	820	942	802	901	1,018	972	792	741	843
6. Central	808	807	764	952	737	738	974	873	493	483	763
7. West-Central	1,025	918	773	1,034	818	778	1,023	876	629	274	815
8. North-East	814	922	1,004	1,126	1,023	1,028	1,200	1,063	714	346	924
9. North-West	932	847	680	1,059	842	825	1,031	909	784	251	816
Provincial Average	840	787	796	922	765	821	962	892	650	584	802

1See map, Page 30.
Source:  Saskatchewan Agriculture, Food and Rural Revitalization, StatFacts.

Table 40: Production of Principal Field Crops, Saskatchewan

Year	Wheat	Oats	Barley	Rye	Flax	Canola
	thousands of tonnes
1986	18,370	756	3,941	262	396	1,440
1987	15,211	709	3,919	198	272	1,406
1988	6,858	494	2,112	86	127	1,542
1989	12,778	802	3,135	409	236	1,361
1990	17,486	694	3,897	300	432	1,452
1991	18,501	386	3,070	147	267	1,724
1992	16,192	663	3,157	109	109	1,474
1993	15,031	1,080	4,246	165	343	2,381
1994	12,111	1,388	3,919	221	546	3,175
1995	12,664	1,110	4,355	140	571	2,631
1996	16,547	1,882	5,356	135	416	2,223
1997	13,070	1,403	4,431	139	432	2,699
1998	12,601	1,758	4,311	152	681	3,232
1999	13,840	1,535	4,942	168	734	3,976
2000	13,412	1,377	5,302	98	470	3,425
2001	9,851	961	3,656	69	495	2,098
2002	7,170	972	2,428	28	445	1,304

Source:  Saskatchewan Economic Accounts.

Table 41: Producer Marketings of Selected Grains, Saskatchewan

Crop Year Ending	Wheat	Oats	Barley	Rye
	thousands of tonnes
1988	14,134	152	2,100	166
1989	7,064	195	1,631	74
1990	11,428	210	2,016	216
1991	14,986	172	2,524	222
1992	15,564	138	1,938	165
1993	14,116	317	2,025	135
1994	13,497	573	2,580	106
1995	12,090	792	2,718	147
1996	10,513	626	2,831	114
1997	13,775	1,043	3,317	84
1998	12,126	733	2,626	100
1999	10,262	940	2,199	52
2000	11,810	943	2,541	68
2001	10,230	994	2,866	52
2002	9,119	798	1,928	35
2003	6,159	528	1,086	N/A

Source:  Canadian Grain Commission, Grain Statistics Weekly; Satistics Canada 22-201, Grain Trade of Canada.

Agriculture

Table 42: Average Farm Price of Principal Grains, Saskatchewan

Crop Year Beginning	Wheat	Oats	Barley	Flax	Rye	Canola
	average price per tonne
1987	120.00	105.00	82.00	198.00	80.00	260.00
1988	183.00	151.00	130.00	363.00	105.00	296.00
1989	149.00	86.00	119.00	341.00	76.00	264.00
1990	113.00	65.00	87.00	187.00	56.00	251.00
1991	113.00	83.00	96.00	149.00	64.00	234.00
1992	119.00	95.31	90.00	205.80	80.88	253.83
1993	119.00	91.04	84.00	216.83	80.07	301.70
1994	167.00	93.57	116.00	265.23	85.58	347.79
1995	214.00	140.32	170.00	292.05	121.92	365.51
1996	159.00	124.50	127.00	315.85	145.75	382.87
1997	149.00	114.09	125.00	325.63	130.03	364.79
1998	150.00	95.99	104.00	291.69	66.44	345.62
1999	134.00	85.00	109.00	200.00	63.00	246.00
2000	156.00	91.00	117.00	229.00	70.00	244.00
2001	180.00	167.00	140.00	306.00	118.00	319.00
2002	212.19	264.87	173.45	394.10	170.26	420.65

Source:  Saskatchewan Agriculture, Food and Rural Revitalization.

Table 43: Outstanding Farm Debt as of December 31, Saskatchewan

Year	Banks and Credit Unions	Fed. Gov't Agencies	Prov. Gov't Agencies	Insur. Trust and Loan Co.	Private Indiv. and Others	Total
	millions of dollars
1989	2,160.8	1,293.5	958.1	61.2	485.8	4,959.4
1990	2,032.0	1,176.6	830.0	53.9	491.8	4,584.2
1991	1,990.6	1,065.5	844.3	53.9	491.8	4,446.0
1992	1,951.9	952.2	769.9	61.3	496.9	4,232.2
1993	2,036.6	826.4	657.0	47.2	479.5	4,046.7
1994	2,220.4	828.2	529.1	39.8	524.1	4,141.6
1995	2,294.1	917.8	410.9	50.9	587.1	4,260.8
1996	2,457.0	1,005.4	292.2	50.9	587.1	4,392.6
1997	2,938.7	1,108.2	181.0	45.2	655.4	4,928.5
1998	3,220.2	1,228.8	137.7	45.2	655.4	5,287.2
1999	3,329.3	1,281.5	106.3	43.9	749.8	5,510.8
2000	3,327.4	1,324.1	90.4	44.6	857.9	5,644.3
2001	3,401.0	1,387.3	73.6	91.5	895.7	5,849.1
2002	3,516.1	1,545.3	58.0	96.0	932.0	6,147.5

Source:  Statistics Canada 21-603, Agriculture Economic Statistics.

Table 44: Gross Marketings of Livestock by Crop District, Saskatchewan

	Cattle					Calves					Hogs
Crop District[1]	1998	1999	2000	2001	2002	1998	1999	2000	2001	2002	1998	1999	2000	2001	2002
	number in thousands
1	116.0	119.5	131.6	126.9	157.2	3.1	4.4	4.7	5.9	8.3	17.2	24.3	32.4	49.0	51.4
2	91.0	84.9	84.6	85.0	98.5	5.2	13.9	13.5	13.9	17.2	16.2	32.7	23.8	32.1	28.8
3A	58.9	49.5	46.6	48.3	58.8	16.7	60.8	60.0	63.7	66.9	24.3	31.3	35.3	69.7	22.7
3B	87.2	84.7	95.9	116.6	112.5	22.9	33.7	29.7	26.1	23.2	123.7	144.6	217.2	279.8	248.1
4	92.3	100.7	106.0	114.6	95.7	7.0	11.3	7.7	15.7	18.5	65.6	64.2	47.5	66.0	84.4
5	148.3	152.3	144.2	138.9	172.0	1.5	2.3	2.8	3.6	4.7	46.2	86.8	160.1	336.7	256.1
6	194.7	191.2	195.6	195.1	211.0	5.9	15.2	13.7	15.6	18.2	301.4	378.6	461.4	347.3	270.1
7	59.9	53.7	54.2	59.4	68.9	4.5	28.0	23.7	33.9	32.2	101.5	185.1	188.3	164.2	203.5
8	69.3	71.3	70.9	69.1	89.0	0.6	1.9	2.2	2.4	2.9	142.3	164.9	149.2	156.7	537.3
9	226.2	222.2	215.8	205.0	269.7	7.3	50.1	54.2	68.7	76.0	64.7	93.3	93.2	155.6	135.6
Unspecified and other
Provinces	41.3	44.5	63.4	73.1	120.9	0.5	6.9	7.2	6.9	17.8	135.1	72.2	79.3	38.0	54.7
Total	1,185.1	1,174.5	1,208.8	1,232.0	1,454.1	75.3	228.4	219.5	256.2	285.9	1,038.3	1,278.0	1,487.8	1,695.1	1,892.5

1 See map, Page 30.
Source:  Saskatchewan Agriculture, Food and Rural Revitalization, Cattle Marketing Report;SaskPork.

Agriculture

Table 45: Livestock Marketings, Saskatchewan

Year	Cattle	Calves	Sheep and Lambs	Hogs	Cattle and Calves	Sheep and Lambs	Hogs
	numbers in thousands				value in $'000
1989	982	250	7	1,107	629,089	2,849	118,602
1990	959	254	9	1,001	588,944	2,677	138,930
1991	884	239	9	1,029	561,076	3,047	129,769
1992	998	279	12	1,109	644,273	1,884	143,526
1993	986	280	12	1,118	755,139	3,243	154,476
1994	939	262	10	1,132	674,499	3,148	146,661
1995	1,042	167	9	1,186	615,763	3,507	161,303
1996	1,132	167	9	1,122	612,568	6,247	183,227
1997	1,334	55	8	935	796,396	5,943	186,079
1998	1,185	75	8	1,038	849,848	4,054	142,151
1999	1,174	228	7	1,278	981,316	5,079	163,535
2000	1,209	219	8	1,488	1,074,253	6,012	222,747
2001	1,232	259	10	1,695	1,151,930	7,523	232,997
2002	1,454	286	15	1,893	1,154,022	8,548	243,883

Source:  Statistics Canada 21-603, Agriculture Economic Statistics; Saskatchewan Agriculture, Food and Rural Revitalization, Cattle Marketing Report; SaskPork; Saskatchewan Sheep Development Board.

Table 46: Livestock Population, Saskatchewan

Year[1]	Milk Cows	Calves	Other Cattle	Total Cattle and Calves	Hogs	Sheep and Lambs
	number in thousands
1990	48	742	1,383	2,173	770	83
1991	45	840	1,394	2,279	843	92
1992	44	890	1,448	2,382	930	85
1993	42	930	1,512	2,484	879	82
1994	41	960	1,606	2,607	890	79
1995	41	1,050	1,748	2,838	868	78
1996	38	1,120	1,749	2,907	829	86
1997	34	1,103	1,697	2,834	862	74
1998	33	1,096	1,618	2,747	931	89
1999	32	1,115	1,572	2,719	918	98
2000	31	1,028	1,691	2,750	1,028	123
2001	30	1,149	1,722	2,900	1,129	149
2002	29	1,167	1,744	2,940	1,230	155
2003	34	1,286	1,925	3,245	1,250	145

1As at July 1.
Source:  Statistics Canada 23-603, Livestock Statistics.

Table 47: Saskatchewan Total Grain Exports by Destination

	Wheat		Other Grains		Total Grains
Year	Inside Canada	Abroad	Inside Canada	Abroad	Inside Canada	Abroad
	millions of 1997 constant dollars
1987	470	1,854	313	663	783	2,518
1988	61	1,869	385	500	446	2,369
1989	309	835	323	580	632	1,415
1990	164	1,451	296	663	459	2,113
1991	259	2,189	424	686	683	2,875
1992	236	2,242	407	606	643	2,848
1993	302	1,445	449	739	751	2,184
1994	419	1,771	819	1,074	1,238	2,845
1995	255	1,481	558	1,136	812	2,617
1996	309	1,295	674	968	984	2,263
1997	251	1,998	670	1,156	921	3,155
1998	210	1,504	606	1,306	816	2,810
1999	217	1,367	772	1,186	989	2,553
2000	172	1,467	714	1,343	886	2,810
2001	317	1,329	633	1,350	950	2,678
2002	130	1,022	331	910	461	1,932

Source:  Saskatchewan Economic Accounts.

Table 48: Oilseeds Marketings, Saskatchewan

Crop Year Ending	Flaxseed	Canola	Total
	thousands of tonnes
1988	260	1,297	1,557
1989	128	1,349	1,477
1990	206	1,335	1,541
1991	265	1,327	1,592
1992	228	1,614	1,842
1993	145	1,529	1,674
1994	312	2,258	2,570
1995	464	2,758	3,222
1996	549	2,110	2,659
1997	386	1,928	2,314
1998	508	2,613	3,121
1999	514	2,890	3,405
2000	488	2,972	3,459
2001	416	3,453	3,870
2002	423	1,773	2,196
2003	367	1,695	2,062

Source:  Canadian Grain Commission, Grain Statistics Weekly;
Statistics Canada 22-201, Grain Trade of Canada.

Travel

Table 49: Saskatchewan Receipts from Out-of-Province Canadian Residents and Foreign Visitors

Purchases of Goods and Services
Year	Foreign Visitors[1]	Out-of-Province Canadian Visitors	Total Receipts
	millions of dollars
1990	52	202	254
1991	56	216	272
1992	64	215	279
1993	58	215	273
1994	74	199	273
1995	81	205	286
1996	79	212	291
1997	99	226	325
1998	102	255	357
1999	127	248	375
2000	139	248	387
2001	136	324	460
2002	159	321	480

1 Includes residents of United States and overseas countries.
Source:  Saskatchewan Economic Accounts.

Table 50: Air Traffic — Inbound and Outbound Passengers

	Regina Airport			Saskatoon Airport
Year	Number of flights	En- planed	De- planed	Number of flights	En- planed	De- planed
	number (`000)			number (`000)
1988	16,085	328.4	325.8	18,565	321.7	321.1
1989	18,749	312.3	312.7	19,697	316.5	316.8
1990	21,132	313.5	313.6	19,820	313.3	315.2
1991	20,889	278.5	278.0	21,917	281.5	280.9
1992	22,476	289.2	289.8	24,032	285.2	285.5
1993	19,261	253.1	254.0	21,919	252.1	252.1
1994	16,869	247.1	247.1	21,145	246.8	246.3
1995	18,845	252.2	253.7	25,268	273.7	272.3
1996	20,846	320.6	318.9	25,260	316.7	316.3
1997	20,312	375.8	376.9	25,008	380.2	380.5
1998	22,135	396.3	395.8	25,855	394.3	395.6
1999	22,457	377.3	377.1	27,785	409.6	418.0
2000	18,905	376.2	374.1	22,381	428.7	428.9
2001	15,063	326.4	328.4	17,793	358.7	365.8

Source:  Statistics Canada 51-203, Air Carrier Traffic at Canadian Airports.

Table 51: Saskatchewan Residents Returning from the United States1 by Type of Transportation

	1998	1999	2000	2001	2002
	number
Land
Automobile	281,769	273,137	250,987	208,292	191,200
Same day	166,104	155,398	136,171	111,172	101,007
One or more
nights	115,665	117,739	114,816	97,120	90,193
Bus	12,998	14,771	15,474	13,271	11,333
Same day	1,219	1,056	1,222	916	938
One or more
nights	11,779	13,715	14,252	12,355	10,395
Other methods	4,684	5,080	5,250	4,000	3,783
Total Land	299,451	292,988	271,711	225,563	206,316
Air
Commercial	39,517	35,428	41,979	34,794	32,623
Private	2,404	2,343	1,799	1,444	1,535
Total Air	41,921	37,771	43,778	36,238	34,158
Grand Total	341,372	330,759	315,489	261,801	240,474

1Continental United States, Alaska and Hawaii.
Source:  Statistics Canada 66-001, International Travel,(CANSIM II).

Table 52: United States Visitors Entering Saskatchewan by Type of Transportation

	1998	1999	2000	2001	2002
	number
Land
Automobile	163,802	162,417	158,458	150,755	150,537
Same day	87,454	83,145	80,784	79,383	81,037
One or more
nights	76,348	79,272	77,674	71,372	69,500
Bus	5,960	5,465	6,079	5,596	5,177
Same day	2,372	1,391	2,138	1,499	1,299
One or more
nights	3,588	4,074	3,941	4,097	3,878
Other methods	798	1,327	1,561	1,228	1,357
Total Land	170,560	169,209	166,098	157,579	157,071
Air
Commercial	24,976	29,495	30,537	28,467	30,191
Private	3,118	2,418	2,719	2,301	2,041
Total Air	28,094	31,913	33,256	30,768	32,232
Grand Total	198,654	201,122	199,354	188,347	189,303

Source:  Statistics Canada 66-001, International Travel, (CANSIM II).

Miscellaneous

Table 53: Income Tax Statistics by Age Group, Saskatchewan and Canada

	Saskatchewan				Canada
	1990		2000		1990		2000
	Number of Returns	Average Income	Number of Returns	Average Income	Number of Returns	Average Income	Number of Returns	Average Income
		$		$		$		$
Taxable Returns
by Age Group
19 and under	8,240	11,173	10,870	11,825	260,590	11,455	250,250	13,960
20-24	38,410	16,523	35,180	22,620	1,244,040	17,638	1,013,140	21,584
25-29	54,920	23,898	41,490	27,400	1,817,540	25,082	1,350,860	31,743
30-34	55,220	27,775	40,010	35,407	1,832,760	30,350	1,505,820	39,183
35-39	56,930	31,741	54,230	36,792	1,698,250	34,527	1,860,590	44,442
40-44	46,510	32,678	54,950	40,772	1,579,890	37,287	1,925,460	47,897
45-49	35,430	34,379	55,410	37,751	1,217,750	39,109	1,749,100	50,058
50-54	26,700	31,535	44,390	38,949	949,100	38,530	1,535,610	51,308
55-59	27,300	31,145	33,160	35,282	843,390	37,189	1,119,970	49,614
60-64	27,150	28,644	26,390	33,384	758,450	34,244	840,900	43,799
65-69	22,970	29,275	23,660	34,742	601,200	31,800	697,320	39,421
70+	47,540	26,666	67,060	29,530	982,930	29,575	1,562,390	37,653
Not stated	40	13,900	--	--	10,100	19,669	240	150,058
Total	447,360	28,005	486,800	35,130	13,795,990	31,430	15,411,650	41,998

Source: Canada Customs and Revenue Agency, Income Statistics.

Table 54: Source of Income on Basis of Income Tax Returns, Western Canada, 2000

	Manitoba		Saskatchewan		Alberta		British Columbia
	Taxable	All	Taxable	All	Taxable	All	Taxable	All
	thousands of dollars
Employment Income	13,659,558	14,120,766	11,060,543	11,504,997	49,766,716	51,283,490	54,046,240	55,753,598
Commissions from
Employment	217,776	219,111	169,894	174,812	1,074,486	1,087,019	1,241,961	1,254,967
Other Employment
Income	167,514	194,396	109,895	127,018	796,489	860,095	940,764	1,050,708
Old Age Pensions	442,782	723,129	444,153	714,310	865,525	1,408,340	1,505,255	2,257,470
CPP or QPP Benefits	692,750	905,860	627,698	808,763	1,418,132	1,901,918	2,401,636	3,101,549
Other Pensions	1,103,575	1,141,004	905,021	924,726	2,355,866	2,437,344	4,215,585	4,395,678
E.I. Benefits	233,525	274,637	205,927	229,375	557,248	619,754	945,960	1,074,276
Taxable Dividends	334,157	347,358	260,391	264,959	1,827,946	1,919,830	2,063,946	2,189,858
Investment Income	611,165	681,980	580,273	636,410	1,845,894	2,025,837	2,725,800	3,100,490
Annuity Income	356,018	369,026	310,520	322,356	626,704	654,921	1,098,430	1,146,065
Net Rental Income	54,589	61,262	77,931	81,159	181,348	194,517	332,044	327,552
Taxable Capital Gains	439,855	455,991	401,337	416,489	2,407,378	2,495,085	2,864,076	3,014,500
RRSP Income	212,503	224,343	178,518	188,778	723,461	774,550	938,082	1,009,838
Net Business Income	524,069	495,693	401,389	389,548	1,874,935	1,828,800	2,296,285	2,134,589
Net Prof Income	542,412	544,295	424,056	424,759	927,517	930,073	1,493,672	1,493,646
Net Commission Income	61,622	60,714	53,984	53,183	160,278	159,036	354,553	355,777
Net Farming Income	152,559	142,016	416,136	345,949	464,180	395,491	16,912	(34,520)
Net Fishing Income	1,976	125	15	716	493	493	75,367	76,590
Tax Exempt Income	92,314	544,167	112,586	532,928	306,572	1,302,769	567,898	2,267,696
Other Income	328,065	370,904	361,243	427,140	1,178,666	1,304,111	1,151,280	1,326,681
Total Income Assessed	20,228,784	21,876,787	17,101,510	18,568,375	69,359,834	73,583,473	81,275,746	87,297,008

Source: Canada Customs and Revenue Agency, Income Statistics.

Miscellaneous

Table 55: Distribution of Taxpayers by Income Groups, Saskatchewan

Income Classes	1997	1998	1999	2000
	number of returns
Under $10,000	24,550	26,790	22,610	24,870
$10,000 to $15,000	71,980	66,100	63,430	56,400
$15,000 to $20,000	69,680	67,060	69,280	68,990
$20,000 to $25,000	64,460	59,280	54,440	55,170
$25,000 to $30,000	49,920	56,370	57,320	54,070
$30,000 to $35,000	40,240	43,450	44,870	46,870
$35,000 to $40,000	35,950	35,110	39,300	37,370
$40,000 to $45,000	25,680	27,610	28,160	29,350
$45,000 to $50,000	23,180	21,840	23,230	23,620
$50,000 and over	69,770	71,050	78,410	90,080
Total Taxable returns	475,430	474,660	481,060	486,800
Non-taxable returns	218,600	219,470	223,630	225,190
Total All Returns	694,030	694,130	704,690	711,990

Source: Canada Customs and Revenue Agency, Income Statistics.

Table 56: Provincial Highways by Surface Type, Saskatchewan1

	Pavement
Year[2]	Four-Lane Divided[3]	Two- Lane[4]	Gravel	Other	Total
	number of kilometres
1991	750	18,709	5,934	--	25,393
1992	757	18,731	5,862	--	25,350
1993	757	18,757	5,852	--	25,366
1994	774	18,489	5,648	465	25,376
1995	778	18,304	5,596	702	25,380
1996	853	18,499	5,398	267	25,017
1997	877	18,507	5,343	323	25,050
1998	886	18,485	5,520	320	25,211
1999	913	18,457	5,692	307	25,369
2000	921	18,223	5,762	396	25,302
2001	1,001	18,134	5,671	412	25,218
2002	1,032	18,108	5,670	408	25,218

1 Maintained by the Department of Highways.
2 As at April 1.
3 All 4- lane highways are recorded as center lane distance (not both directions).
4 Includes 2-lane highways that are oil treated.
Source:  Saskatchewan Department of Highways and Transportation.

Table 57: Electric Energy Statistics, Saskatchewan

	1997	1998	1999	2000	2001
	GWh
Supply
Production	16,836	16,961	16,988	17,488	17,216
Inter-regional transfers	645	1,038	1,053	1,141	1,414
Total Supply	17,481	17,999	18,041	18,629	18,630
Disposition
Manufacturing	2,654	2,872	3,189	3,375	3,516
Mining	3,414	3,663	3,600	3,689	3,940
Pipelines	1,158	1,644	1,603	1,251	1,361
Public Administration	174	178	190	287	268
Street Lighting	66	66	66	66	66
Commercial/Institutional	4,181	3,799	3,341	4,003	3,569
Residential	2,696	2,611	2,671	2,722	2,762
Agriculture	1,475	1,262	1,300	1,305	1,386
Producer Consumption	1,662	1,904	2,081	1,932	1,762
Total Disposition	17,481	17,999	18,041	18,629	18,630

Source: Statistics Canada 57-003, Quarterly Report on Energy Supply-Demand in Canada.

Table 58: Gross Fixed Capital Formation, by Industry, on a GDP Basis, Saskatchewan

Industry	1998	1999	2000	2001	2002
	millions of dollars
Agriculture[1]	879	763	728	883	867
Mining	1,574	1,388	2,021	1,823	1,533
Construction	93	100	90	92	91
Manufacturing	413	374	546	456	685
Transportation	1,004	1,302	651	345	343
Utilities	283	399	326	615	480
Retail and Wholesale Trade	271	326	305	313	263
Finance, Insurance and
Real Estate	1,231	1,424	1,501	1,471	1,572
Services	428	442	431	490	492
Institutions	221	288	307	413	362
Public Administration	468	403	394	469	451
Total Gross Fixed
Capital Formation	6,866	7,210	7,297	7,369	7,138

1 Includes Fishing, Trapping and Hunting.
Source: Saskatchewan Economic Accounts.

Miscellaneous

Table 59: Summary Statistics for Traveller Accommodation, Restaurants, Caterers and Taverns, Saskatchewan

Year	1999	2000	2001
Hotels, Motor Hotels and Motels
Number	639	612	570
Receipts ($'000)	375,100	380,700	400,600
Other Accomodation Industries
Number	285	291	281
Receipts ($'000)	46,100	50,900	52,100
Total Accomodation Groups
Number	924	903	851
Receipts ($'000)	421,200	435,100	452,700

Restaurants, Caterers and Taverns
Number	19,295	20,822	20,035
Receipts ($'000)	819,091	911,674	925,125

Note: Figures may not add due to rounding.
Source: Statistics Canada, Annual Survey of Traveller Accomodation;
        Statistics Canada 63-011, Restaurant, Caterer and Tavern Statistics.

Table 60: Net Sales of Selected Petroleum Products, Saskatchewan

Year	1998	1999	2000	2001	2002
	millions of litres
Propane and Propane
Mixes	80	66	73	61	66
Butane and Butane Mixes	56	26	67	77	86
Motor Gasoline	1,673	1,695	1,672	1,669	1,685
Aviation Turbo Fuel	77	68	65	71	68
Kerosene Stove Oil	14	12	12	11	13
Fuel - Diesel	1,485	1,502	1,559	1,365	1,418
- Light	23	22	21	15	13
- Heavy	67	73	74	88	132
Asphalt	154	143	106	127	134
Coke	24	55	75	18	44
Other	76	70	69	69	77
Total All Products	3,730	3,732	3,792	3,570	3,736

Source: Statistics Canada 45-004, Refined Petroleum Products.

Table 61: Motor Vehicle Registrations1, Saskatchewan

Year	Passenger Automobiles	Trucks and Power Units	Other Motor Vehicles[2]	Total Registrations[3]
1989	466,179	228,364	21,058	715,600
1990	455,881	226,415	20,358	702,653
1991	452,951	223,160	20,127	696,241
1992	460,916	225,767	17,439	707,123
1993	458,343	227,899	20,098	706,340
1994	453,808	231,597	19,984	705,388
1995	449,921	235,616	19,868	705,405
1996	452,641	244,510	19,948	717,098
1997	449,079	247,288	19,453	715,819
1998	452,650	245,084	17,646	715,381
1999	456,146	239,890	16,502	712,541
2000	460,397	239,989	16,335	716,723
2001	458,814	238,378	15,809	713,000
2002	465,984	240,729	15,285	721,999

1 Refers to Insured Years.
2 Includes buses, motorcycles, motorhomes, pedal cycles, police, ambulance, and undefined.
3 Figures may not add due to rounding.
Source:  Saskatchewan Government Insurance.

Table 62: Telephone Statistics, Saskatchewan

Year	1998	1999	2000	2001	2002
Network
Access Services	615,601	621,946	621,766	616,292	613,695
Net Increase	-11,323	6,345	-180	-5,474	-2,597
Access per
1,000 population	605	613	617	616	616
Originated long distance
minutes (`000)	932,745	1,273,545	1,406,739	1,442,165	1,437,747
Internet Access	49,435	66,435	88,427	105,757	127,927
Cellular Access	160,434	188,002	218,856	240,492	259,071
Total Number
of Employees[1]	4,227	4,254	3,851	4,068	4,131

1 Excluding part-time employees.
Source:  SaskTel Annual Report.

Map Omitted

Map Omitted

Saskatchewan Economic Accounts

The Saskatchewan Bureau of Statistics has developed
a set of economic accounts which can be used to trace the development and growth of the Saskatchewan economy.

The purpose of the accounts is to measure the value of economic activity in each sector of the economy. This is done by means of a balancing set of accounts similar to the annual income and expenditure statements of a commercial enterprise.

The accounts have many useful functions. They consolidate information which is now provided through a number of scattered sources and organize it into a central framework. This allows many kinds of economic analysis to be performed ranging from monitoring current economic performance to analysis of structural change in the economy.

The Saskatchewan Bureau of Statistics has adopted
the Chain-Fisher methodology for calculating Real Gross Domestic Product (GDP). With this release, the majority of the tables presented in the Saskatchewan Economic Accounts are now based on the Chain-Fisher method of calculating real GDP. A discussion paper regarding the Chain-Fisher methodology is available from the Saskatchewan Bureau of Statistics' website.

The Saskatchewan Bureau of Statistics has available, upon request, many more detailed tables and other information concerning the Saskatchewan Economic Accounts.

Saskatchewan Economic Accounts

Saskatchewan Gross Domestic Product (GDP) measures the total value of goods and services produced annually in the province. By removing the effects of inflation, it is possible to measure the volume of output. After adjusting for price changes, Saskatchewan’s real Gross Domestic Product decreased by 1.0 percent in 2002 (chained 1997 prices).

In nominal terms, Saskatchewan’s GDP increased by 2.8 percent in 2002 to $34,573 million. Personal expenditure on consumer goods and services rose by 4.8 percent. Spending rose by 8.4 percent on durable goods, 5.0 percent on non-durable goods and 3.4 percent on services. Government current expenditure on goods and services rose by 3.9 percent in 2002.

However, total investment decreased by 3.1 percent in 2002. The value of physical change in inventories was negative in 2002. Farm inventories decreased by $470 million while the value of physical change in non-farm inventories increased by $219 million.

In 2002, nominal exports relatively unchanged from 2001 levels. Nominal imports increased by 1.4 percent in 2002. In real terms, exports decreased by 5.4 percent and imports increased by 0.4 percent in 2002.

Personal income in Saskatchewan rose by 1.3 percent in 2002. Wages, salaries and supplementary incomes (on a Gross National Product basis) rose 3.5 percent and net income of non-farm unincorporated businesses increased by 5.1 percent. Net income received by farm operators declined into negative territory. After subtracting direct taxes, contributions to social insurance plans, and pension plan contributions, personal disposable income rose by 1.4 percent.

Real personal expenditure on consumer goods and services increased by 2.2 percent, government expenditures on goods and services increased by 1.6 percent, while real gross fixed capital formation decreased by 5.1 percent. Final domestic demand for goods and services by individuals, the government and for investment purposes increased by 0.4 percent in 2002.

This document represents an update to the Saskatchewan economic accounts, released in May 2002. Periodic revisions are common to all economic series, as more comprehensive data is obtained, in order to improve the accuracy, reliability and consistency of the data.

      Saskatchewan
Economic
Accounts
     1992 to 2002

Index to Saskatchewan Economic Accounts
Table 1:	Comparison of Gross Domestic Product - Saskatchewan and Canada	35
Table 2:	Comparison of Gross Domestic Product - Saskatchewan and Canada -
	Chained (1997) Dollars	35
Table 3:	Comparison of Personal Income - Saskatchewan and Canada	36
Table 4:	Saskatchewan Gross Domestic Product at Market Prices, Consolidated
	Income Account - Current Dollars	36
Table 5:	Saskatchewan Domestic Income - Percentage Distribution	37
Table 6:	Saskatchewan Gross Domestic Product at Market Prices, Consolidated
	Outlay Account - Current Dollars	37
Table 7:	Saskatchewan Gross Domestic Expenditure - Percentage Distribution	38
Table 8:	Saskatchewan Personal Expenditure on Consumer Goods and Services	38
Table 9:	Saskatchewan Exports by Commodity	39
Table 10:	Saskatchewan Imports from Canada and Abroad	39
Table 11:	Saskatchewan Real Gross Domestic Product - Chained (1997) Dollars	40
Table 12:	Saskatchewan Gross Domestic Product - Chained (1997) Dollars - Percentage Distribution	40
Table 13:	Saskatchewan Personal Expenditure on Consumer Goods and Services -
	Chained (1997) Dollars	41
Table 14:	Saskatchewan Exports by Commodity - Chained (1997) Dollars	41
Table 15:	Saskatchewan Imports from Canada and Abroad - Chained (1997) Dollars	42
Table 16:	Contributions to Percent Change in Real Domestic Product - Chained (1997) Dollars	42
Table 17:	Saskatchewan Sources and Disposition of Personal Income	43
Table 18:	Saskatchewan Personal Income by Source - Percentage Distribution	43
Table 19:	Saskatchewan Value of Physical Change in Farm Inventories and
	Grain in Commercial Channels - Current Dollars	44
Table 20:	Saskatchewan Value of Physical Change in Farm Inventories and
	Grain in Commercial Channels - Chained (1997) Dollars	44
Table 21:	Saskatchewan Wages, Salaries and Supplementary Labour Income, by Industry	45
Table 22:	Saskatchewan Wages, Salaries and Supplementary Labour Income,
	by Industry - Percentage Distribution	45
Table 23:	Saskatchewan Gross Fixed Capital Formation by Industry on a Gross
	Domestic Product Basis	46
Table 24:	Saskatchewan Gross Fixed Capital Formation by Industry on a Gross
	Domestic Product Basis - Percentage Distribution	46
Table 25:	Saskatchewan Gross Fixed Capital Formation by Industry on a Gross
	Domestic Product Basis - Chained (1997) Dollars	47
Table 26:	Saskatchewan Gross Fixed Capital Formation by Industry on a Gross
	Domestic Product Basis - Chained (1997) Dollars - Percentage Distribution	47
Table 27:	Saskatchewan Government Current Expenditure on Goods and Services	48
Table 28:	Saskatchewan Government Investment Income	48

Table 1: Comparison of Gross Domestic Product — Saskatchewan and Canada

	Gross Domestic Product (millions $)		% Change in GDP		Sask GDP as % of	Per Capita Gross Domestic Product
	Sask	Canada	Sask	Canada	Canada GDP	Sask ($)	Canada ($)	Ratio
1971	3,432	98,630	16.3	9.1	3.5	3,682	4,491	0.82
1972	3,561	110,124	3.7	11.7	3.2	3,867	4,956	0.78
1973	4,696	129,196	31.9	17.3	3.6	5,150	5,744	0.90
1974	6,194	154,290	31.9	19.4	4.0	6,818	6,765	1.01
1975	6,838	173,893	10.4	12.7	3.9	7,454	7,514	0.99
1976	7,655	200,296	11.9	15.2	3.8	8,217	8,541	0.96
1977	8,068	221,358	5.4	10.5	3.6	8,539	9,330	0.92
1978	9,285	245,526	15.1	10.9	3.8	9,754	10,246	0.95
1979	10,621	280,309	14.4	14.2	3.8	11,069	11,582	0.96
1980	12,711	315,245	19.7	12.5	4.0	13,140	12,859	1.02
1981	15,370	360,471	20.9	14.3	4.3	15,750	14,523	1.08
1982	15,465	379,859	0.6	5.4	4.1	15,665	15,123	1.04
1983	16,309	411,386	5.5	8.3	4.0	16,278	16,217	1.00
1984	17,431	449,582	6.9	9.3	3.9	17,165	17,557	0.98
1985	18,259	485,714	4.8	8.0	3.8	17,806	18,795	0.95
1986	17,785	512,541	-2.6	5.5	3.5	17,279	19,637	0.88
1987	18,474	558,949	3.9	9.1	3.3	17,888	21,133	0.85
1988	18,949	613,094	2.6	9.7	3.1	18,433	22,881	0.81
1989	20,177	657,728	6.5	7.3	3.1	19,796	24,109	0.82
1990	21,491	679,921	6.5	3.4	3.2	21,339	24,548	0.87
1991	21,821	685,367	1.5	0.8	3.2	21,763	24,450	0.89
1992	21,204	700,480	-2.8	2.2	3.0	21,121	24,694	0.86
1993	22,924	727,184	8.1	3.8	3.2	22,768	25,354	0.90
1994	24,763	770,873	8.0	6.0	3.2	24,530	26,583	0.92
1995	26,873	810,426	8.5	5.1	3.3	26,498	27,658	0.96
1996	29,343	836,864	9.2	3.3	3.5	28,793	28,262	1.02
1997	29,478	882,733	0.5	5.5	3.3	28,955	29,516	0.98
1998	29,521	914,973	0.1	3.7	3.2	29,013	30,340	0.96
1999	30,867	980,524	4.6	7.2	3.1	30,420	32,250	0.94
2000	33,632	1,064,995	9.0	8.6	3.2	33,372	34,703	0.96
2001	33,647	1,107,459	0.0	4.0	3.0	33,642	35,700	0.94
2002	34,573	1,154,949	2.8	4.3	3.0	34,730	36,827	0.94

Source: Saskatchewan Bureau of Statistics

Table 2: Comparison of Gross Domestic Product - Saskatchewan and Canada - Chained (1997) Dollars

	Gross Domestic Product (millions $)		% Change in GDP		Sask GDP as % of	Per Capita Gross Domestic Product
	Sask	Canada	Sask	Canada	Canada GDP	Sask ($)	Canada ($)	Ratio
1971	16,164	398,278	12.0	5.5	4.1	17,343	18,135	0.96
1972	15,648	419,588	-3.2	5.4	3.7	16,995	18,885	0.90
1973	15,575	449,760	-0.5	7.2	3.5	17,079	19,997	0.85
1974	16,070	468,397	3.2	4.1	3.4	17,690	20,537	0.86
1975	16,481	478,774	2.6	2.2	3.4	17,965	20,687	0.87
1976	17,414	505,061	5.7	5.5	3.4	18,692	21,538	0.87
1977	17,746	522,535	1.9	3.5	3.4	18,783	22,024	0.85
1978	19,242	543,854	8.4	4.1	3.5	20,214	22,695	0.89
1979	18,641	566,718	-3.1	4.2	3.3	19,428	23,416	0.83
1980	19,246	574,562	3.2	1.4	3.3	19,895	23,436	0.85
1981	20,064	600,253	4.3	4.5	3.3	20,561	24,184	0.85
1982	20,944	583,089	4.4	-2.9	3.6	21,214	23,215	0.91
1983	21,242	598,941	1.4	2.7	3.5	21,202	23,611	0.90
1984	21,584	633,756	1.6	5.8	3.4	21,255	24,749	0.86
1985	22,619	664,059	4.8	4.8	3.4	22,057	25,696	0.86
1986	23,338	680,144	3.2	2.4	3.4	22,674	26,058	0.87
1987	23,611	709,058	1.2	4.3	3.3	22,862	26,809	0.85
1988	22,654	744,333	-4.1	5.0	3.0	22,037	27,778	0.79
1989	23,726	763,837	4.7	2.6	3.1	23,278	27,998	0.83
1990	24,771	765,311	4.4	0.2	3.2	24,596	27,631	0.89
1991	25,594	749,294	3.3	-2.1	3.4	25,526	26,731	0.95
1992	24,129	755,848	-5.7	0.9	3.2	24,034	26,646	0.90
1993	25,293	773,528	4.8	2.3	3.3	25,121	26,969	0.93
1994	26,277	810,695	3.9	4.8	3.2	26,029	27,956	0.93
1995	27,191	833,456	3.5	2.8	3.3	26,812	28,444	0.94
1996	28,361	846,952	4.3	1.6	3.3	27,829	28,603	0.97
1997	29,478	882,733	3.9	4.2	3.3	28,955	29,516	0.98
1998	30,023	918,910	1.8	4.1	3.3	29,506	30,471	0.97
1999	30,143	968,451	0.4	5.4	3.1	29,706	31,853	0.93
2000	30,776	1,012,335	2.1	4.5	3.0	30,539	32,987	0.93
2001	30,748	1,027,523	-0.1	1.5	3.0	30,743	33,123	0.93
2002	30,453	1,062,143	-1.0	3.4	2.9	30,449	34,239	0.89

Source: Saskatchewan Bureau of Statistics

Table 3: Comparison of Personal Income — Saskatchewan and Canada

	Personal Income (millions $)		% Change in Personal Income		Sask Personal Income as % of Canada Personal	Per Capita Personal Income
	Sask	Canada	Sask	Canada	Income	Sask ($)	Canada ($)	Ratio
1971	2,626	74,650	-5.1	8.4	3.5	2,817	3,399	0.83
1972	2,723	84,533	3.7	13.2	3.2	2,957	3,805	0.78
1973	3,506	98,699	28.8	16.8	3.6	3,845	4,388	0.88
1974	4,813	118,139	37.3	19.7	4.1	5,298	5,180	1.02
1975	5,594	137,240	16.2	16.2	4.1	6,098	5,930	1.03
1976	6,163	156,705	10.2	14.2	3.9	6,615	6,683	0.99
1977	6,191	173,675	0.5	10.8	3.6	6,553	7,320	0.90
1978	7,081	193,951	14.4	11.7	3.7	7,439	8,094	0.92
1979	7,919	218,391	11.8	12.6	3.6	8,253	9,024	0.91
1980	9,090	248,761	14.8	13.9	3.7	9,396	10,147	0.93
1981	10,661	290,909	17.3	16.9	3.7	10,925	11,721	0.93
1982	12,016	321,897	12.7	10.7	3.7	12,171	12,816	0.95
1983	12,159	339,180	1.2	5.4	3.6	12,136	13,371	0.91
1984	12,975	367,516	6.7	8.4	3.5	12,777	14,352	0.89
1985	13,908	398,025	7.2	8.3	3.5	13,563	15,402	0.88
1986	15,390	426,001	10.7	7.0	3.6	14,952	16,321	0.92
1987	14,623	458,025	-5.0	7.5	3.2	14,159	17,317	0.82
1988	15,656	502,777	7.1	9.8	3.1	15,229	18,764	0.81
1989	16,317	546,569	4.2	8.7	3.0	16,009	20,034	0.80
1990	17,766	586,875	8.9	7.4	3.0	17,641	21,189	0.83
1991	18,139	605,432	2.1	3.2	3.0	18,090	21,598	0.84
1992	17,919	621,007	-1.2	2.6	2.9	17,848	21,892	0.82
1993	18,277	633,774	2.0	2.1	2.9	18,153	22,097	0.82
1994	18,603	646,684	1.8	2.0	2.9	18,428	22,300	0.83
1995	19,925	672,423	7.1	4.0	3.0	19,647	22,948	0.86
1996	21,120	687,708	6.0	2.3	3.1	20,724	23,225	0.89
1997	20,675	715,495	-2.1	4.0	2.9	20,308	23,924	0.85
1998	21,563	748,321	4.3	4.6	2.9	21,192	24,814	0.85
1999	22,343	783,060	3.6	4.6	2.9	22,019	25,755	0.85
2000	23,127	840,158	3.5	7.3	2.8	22,949	27,376	0.84
2001	23,563	874,082	1.9	4.0	2.7	23,560	28,177	0.84
2002	23,881	903,278	1.3	3.3	2.6	23,923	28,802	0.83

Source: Saskatchewan Bureau of Statistics

Table 4: Saskatchewan Gross Domestic Product at Market Prices, Consolidated Income Account — Current Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Wages, Salaries and Supplementary
Labour Income	10,014	10,129	10,493	10,919	11,297	12,004	12,422	12,825	13,383	13,965	14,459

Corporation Profits Before Taxes	1,158	1,574	2,675	3,213	3,728	4,052	3,522	3,929	5,379	5,018	5,509

Interest and Miscellaneous
Investment Income	2,840	2,792	2,848	2,723	2,731	2,627	2,440	2,403	2,889	2,565	2,556

Accrued Net Income Received by Farm
Operators from Farm Production	279	329	153	584	1,375	89	174	340	176	9	-90

Net Income of Non-Farm Unincorporated
Business Including Rent	1,203	1,291	1,418	1,494	1,553	1,639	1,742	1,775	1,857	1,906	2,004

Inventory Valuation Adjustment	-95	18	-127	-70	-39	-12	-35	-50	-51	-3	-98

Net Income at Factor Cost	15,399	16,133	17,460	18,863	20,645	20,398	20,265	21,222	23,633	23,460	24,340

Indirect Taxes less Subsidies	1,829	2,800	3,057	3,241	3,681	3,789	3,753	3,752	3,736	3,754	3,621
Capital Consumption Allowance and
Miscellaneous Valuation Adjustments	3,981	4,188	4,433	4,688	4,954	5,245	5,477	5,808	6,121	6,431	6,720

Statistical Discrepancy	-5	-196	-186	81	63	48	28	78	140	11	-111

Gross Domestic Product	21,204	22,924	24,763	26,873	29,343	29,480	29,523	30,859	33,630	33,656	34,570

Annual Rate of Change	-2.8	8.1	8.0	8.5	9.2	0.5	0.1	4.5	9.0	0.1	2.7

1 Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics.

Table 5: Saskatchewan Domestic Income — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Wages, Salaries and Supplementary
Labour Income[1]	65.0	62.8	60.1	57.9	54.7	58.8	61.3	60.4	56.6	59.5	59.4

Corporation Profits Before Taxes	7.5	9.8	15.3	17.0	18.1	19.9	17.4	18.5	22.8	21.4	22.6

Interest and Miscellaneous
Investment Income	18.4	17.3	16.3	14.4	13.2	12.9	12.0	11.3	12.2	10.9	10.5

Accrued Net Income Received by Farm
Operators from Farm Production	1.8	2.0	0.9	3.1	6.7	0.4	0.9	1.6	0.7	0.0	-0.4

Net Income of Non-Farm Unincorporated
Business Including Rent	7.8	8.0	8.1	7.9	7.5	8.0	8.6	8.4	7.9	8.1	8.2

Inventory Valuation Adjustment	-0.6	0.1	-0.7	-0.4	-0.2	-0.1	-0.2	-0.2	-0.2	0.0	-0.4

Net Income at Factor Cost	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

1 Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics

Table 6: Saskatchewan Gross Domestic Product at Market Prices, Consolidated Outlay Account — Current Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Personal Expenditure on Consumer Goods
and Services	12,881	13,478	14,175	14,711	15,248	16,110	16,422	17,052	17,874	18,595	19,486

Government Current Expenditure on Goods
and Services	5,472	5,647	5,613	5,833	5,962	5,909	6,237	6,384	6,646	6,859	7,128

Gross Fixed Capital Formation	4,110	4,231	4,786	5,136	5,905	7,826	6,866	7,210	7,297	7,369	7,138

Government:	518	593	620	443	472	575	646	692	673	889	818

Residential Construction	0	0	0	4	3	12	6	22	17	17	17
Non-Residential Construction	363	440	482	291	318	418	471	440	424	551	519
Machinery and Equipment	155	153	138	148	151	145	170	230	232	321	283

Business:	3,592	3,638	4,166	4,693	5,433	7,251	6,220	6,519	6,624	6,480	6,320

Residential Construction	508	523	610	664	794	869	931	948	969	995	1,135
Non-Residential Construction	1,548	1,646	2,041	2,064	2,544	3,477	2,826	2,834	3,213	3,008	2,827
Machinery and Equipment	1,536	1,469	1,515	1,965	2,095	2,905	2,462	2,737	2,442	2,477	2,358

Value of Physical Change in Inventories:	-46	453	-316	575	1,373	-220	433	510	137	-514	-411

Non-Farm	107	148	43	578	617	527	719	261	22	296	214
Farm Inventories and Grain in
Commercial Channels	-153	305	-358	-3	755	-747	-286	249	115	-811	-625

Exports of Goods, Services and Margins	11,112	11,636	14,869	16,276	17,784	19,244	19,006	20,038	23,283	22,780	22,958

Imports of Goods, Services and Margins	12,010	12,677	14,308	15,567	17,021	19,689	19,480	20,512	21,549	21,211	21,279

Statistical Discrepancy	-158	133	-9	-201	-128	-13	-4	-2	-159	-114	-231

Gross Domestic Product	21,361	22,900	24,811	26,762	29,124	29,166	29,480	30,680	33,528	33,764	34,790

Annual Rate of Change	-2.1	7.2	8.3	7.9	8.8	0.1	1.1	4.1	9.3	0.7	3.0

Source: Saskatchewan Bureau of Statistics.

Table 7: Saskatchewan Gross Domestic Expenditure — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Personal Expenditure on Consumer Goods
and Services:	60.7	58.8	57.2	54.7	52.0	54.6	55.6	55.2	53.1	55.3	56.4
Durable Goods	6.7	6.5	6.7	6.6	6.7	7.6	7.5	7.3	7.0	7.3	7.7
Semi-Durable Goods	5.4	5.3	5.1	4.9	4.5	4.6	4.7	4.7	4.5	4.6	4.6
Non-Durable Goods	16.6	16.4	15.5	14.4	13.6	13.8	14.0	13.8	13.3	14.0	14.3
Services	32.0	30.6	30.0	28.8	27.2	28.6	29.4	29.5	28.4	29.5	29.7

Government Current Expenditure on Goods
and Services:	25.8	24.6	22.7	21.7	20.3	20.0	21.1	20.7	19.8	20.4	20.6
Federal	4.2	4.2	3.6	3.3	2.8	2.6	2.7	2.4	2.4	2.4	2.5
Provincial	14.4	13.3	12.2	11.8	11.4	11.3	12.3	12.2	11.7	12.2	12.4
Local	7.2	7.2	6.9	6.6	6.1	6.1	6.2	6.1	5.6	5.7	5.8

Gross Fixed Capital Formation	19.4	18.5	19.3	19.1	20.1	26.5	23.3	23.4	21.7	21.9	20.6

Government:	2.4	2.6	2.5	1.6	1.6	2.0	2.2	2.2	2.0	2.6	2.4
Residential Construction	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.1	0.0
Non-Residential Construction	1.7	1.9	1.9	1.1	1.1	1.4	1.6	1.4	1.3	1.6	1.5
Machinery and Equipment	0.7	0.7	0.6	0.6	0.5	0.5	0.6	0.7	0.7	1.0	0.8

Business:	16.9	15.9	16.8	17.5	18.5	24.6	21.1	21.1	19.7	19.3	18.3
Residential Construction	2.4	2.3	2.5	2.5	2.7	2.9	3.2	3.1	2.9	3.0	3.3
Non-Residential Construction	7.3	7.2	8.2	7.7	8.7	11.8	9.6	9.2	9.6	8.9	8.2
Machinery and Equipment	7.2	6.4	6.1	7.3	7.1	9.9	8.3	8.9	7.3	7.4	6.8

Value of Physical Change in Inventories:	-0.2	2.0	-1.3	2.1	4.5	-1.0	1.5	1.6	0.5	-1.5	-0.7
Non-Farm	0.5	0.6	0.2	2.1	2.1	1.8	2.4	0.9	0.1	0.8	0.6
Farm Inventories and Grain
in Commercial Channels	-0.7	1.4	-1.5	0.0	2.4	-2.8	-1.0	0.7	0.5	-2.3	-1.4

Exports of Goods, Services and Margins	50.9	50.6	59.1	60.5	61.3	66.7	64.6	65.7	70.6	68.1	66.1

Imports of Goods, Services and Margins	-56.6	-55.3	-57.8	-57.9	-58.0	-66.8	-66.0	-66.3	-65.3	-64.2	-63.3

Statistical Discrepancy	0.0	0.9	0.8	-0.3	-0.2	-0.2	-0.1	-0.3	-0.4	0.0	0.3

Gross Domestic Product	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Source: Saskatchewan Bureau of Statistics.

Table 8: Saskatchewan Personal Expenditure on Consumer Goods and Services

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Food, Beverages and Tobacco	2,088	2,184	2,181	2,216	2,256	2,311	2,386	2,412	2,459	2,530	2,683

Clothing and Footwear	645	669	686	726	735	730	741	765	789	803	835

Gross Rent, Fuel and Power	3,070	3,175	3,310	3,398	3,601	3,678	3,758	3,890	4,075	4,308	4,457

Furniture, Furnishings, Household
Equipment and Operations	1,108	1,151	1,201	1,224	1,207	1,272	1,316	1,368	1,436	1,474	1,550

Medical Care and Health Services	520	565	600	645	674	705	758	774	830	880	924

Transportation and Communication	1,782	1,874	2,033	2,121	2,241	2,553	2,490	2,558	2,724	2,818	3,007

Recreation, Entertainment, Education
and Cultural Services	1,034	1,102	1,281	1,391	1,555	1,717	1,716	1,872	1,962	2,044	2,164

Personal Goods and Services	2,314	2,440	2,604	2,686	2,649	2,864	3,059	3,211	3,390	3,501	3,623

Net Personal Expenditure
Out-of-Province	322	318	279	304	331	280	201	203	209	238	245

Total Expenditure	12,881	13,478	14,175	14,711	15,248	16,110	16,422	17,052	17,874	18,595	19,486

Expenditure on:
Durable Goods	1,423	1,491	1,652	1,769	1,959	2,255	2,208	2,253	2,363	2,452	2,652
Semi-Durable Goods	1,156	1,206	1,252	1,324	1,327	1,367	1,402	1,445	1,499	1,532	1,602
Non-Durable Goods	3,521	3,759	3,836	3,880	3,984	4,062	4,131	4,258	4,468	4,695	4,949
Services	6,782	7,022	7,435	7,738	7,978	8,426	8,681	9,096	9,545	9,916	10,284

Source: Saskatchewan Bureau of Statistics.

Table 9: Saskatchewan Exports by Commodity

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Grain Exports	2,592	2,435	3,854	3,948	3,993	4,072	3,652	3,071	2,898	3,404	2,732

Livestock Exports to Canada	274	398	369	365	313	437	465	653	788	809	666

Lumber Exports Abroad	51	79	99	107	138	177	189	232	187	149	175

Potash Exports	812	799	1,109	1,219	1,116	1,505	1,663	1,682	1,744	1,622	1,717

Crude Oil Exports	1,194	1,243	1,640	1,983	2,740	2,597	1,892	2,964	4,881	3,582	4,311

Natural Gas Exports	230	249	360	216	205	230	194	278	473	537	379

Uranium Exports	381	375	408	432	651	580	X	X	419	562	593

Electricity Exports	4	11	4	8	8	6	18	43	125	107	43

Manufactured and Wholesale Trade Goods to Canada	1,240	1,281	1,739	1,974	2,043	2,487	2,591	2,597	2,986	2,556	2,871

Selected Exports Laden in Saskatchewan	1,002	1,202	1,164	1,397	1,856	2,057	2,855	2,721	2,581	2,614	1,942

Other Products Exported to Canada and Re-Exports	340	369	504	639	455	581	748	930	989	792	893

TOTAL EXPORTS OF GOODS	8,120	8,441	11,249	12,288	13,517	14,728	14,211	15,171	18,071	16,733	16,543

Purchases in Saskatchewan by
Non-Resident and Business Travellers	326	289	279	289	297	357	415	426	442	532	539

Other Services and Margins Exports	1,775	1,905	1,885	2,154	2,061	2,085	2,276	3,043	3,323	2,972	3,025

TOTAL EXPORTS OF SERVICES AND MARGINS	2,101	2,194	2,164	2,443	2,358	2,442	2,691	3,470	3,765	3,504	3,564

TOTAL EXPORTS OF GOODS, SERVICES AND MARGINS	11,112	11,636	14,869	16,276	17,784	19,244	19,006	20,188	23,550	22,780	22,729

Source: Saskatchewan Bureau of Statistics.
x - Confidential; Included in Selected Exports Laden in Saskatchewan and Other Products Exported to Canada and Re-Exports

Table 10: Saskatchewan Imports from Canada and Abroad

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
IMPORTS FROM CANADA
Crude Oil Imports	157	126	170	167	235	193	188	199	395	339	445
Natural Gas Imports	100	147	160	111	151	196	205	177	351	383	317
Coal Imports	0	0	0	0	0	0	0	0	0	0	0
Electricity Imports	11	10	13	6	13	16	31	39	49	56	42
Imports of Manufactured Goods	3,843	3,720	4,193	4,502	5,203	5,179	4,648	4,644	4,864	4,555	4,619
Imports of Other Products	169	183	204	210	184	155	179	226	228	244	427

TOTAL IMPORTS OF GOODS FROM CANADA	4,280	4,186	4,740	4,997	5,787	5,738	5,251	5,284	5,887	5,577	5,850

TOTAL IMPORTS OF SERVICES AND MARGINS
FROM CANADA	3,658	3,760	3,837	4,107	4,582	5,526	5,617	6,091	6,747	6,908	7,257

TOTAL IMPORTS OF GOODS, SERVICES AND
MARGINS FROM CANADA	7,938	7,946	8,577	9,104	10,369	11,264	10,867	11,375	12,634	12,485	13,108

IMPORTS FROM ABROAD
Imports of Goods and Margins
from Abroad	3,229	3,758	4,602	5,222	5,336	6,845	6,832	7,449	7,589	7,381	7,058
Re-Exports	194	206	257	332	338	411	587	518	624	606	679
TOTAL IMPORTS OF GOODS AND MARGINS
FROM ABROAD	3,423	3,964	4,859	5,554	5,674	7,256	7,419	7,967	8,213	7,987	7,737

TOTAL IMPORTS OF SERVICE FROM ABROAD	649	767	872	909	978	1,169	1,194	1,127	1,103	1,113	1,053

TOTAL IMPORTS OF SERVICES AND MARGINS
FROM ABROAD	4,072	4,731	5,731	6,463	6,652	8,425	8,613	9,094	9,316	9,100	8,790

TOTAL IMPORTS OF GOODS, SERVICES AND
MARGINS	12,010	12,677	14,308	15,567	17,021	19,689	19,480	20,470	21,950	21,585	21,897

Source: Saskatchewan Bureau of Statistics.

Table 11: Saskatchewan Real Gross Domestic Product — Chained (1997) Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Personal Expenditure on Consumer Goods
and Services	14,155	14,402	14,869	15,197	15,497	16,110	16,200	16,580	16,988	17,301	17,689
Durable Goods	1,540	1,577	1,707	1,787	1,955	2,255	2,223	2,276	2,430	2,529	2,714
Semi-Durable Goods	1,197	1,230	1,267	1,336	1,336	1,367	1,403	1,426	1,474	1,508	1,562
Non-Durable Goods	3,863	3,954	3,998	3,999	4,030	4,062	4,105	4,192	4,214	4,241	4,279
Services	7,563	7,646	7,902	8,080	8,178	8,426	8,469	8,684	8,874	9,035	9,163

Government Current Expenditure on Goods
and Services	6,104	6,229	5,991	6,085	6,131	5,909	6,115	6,091	6,150	6,250	6,353

Gross Fixed Capital Formation:	4,543	4,578	4,992	5,281	6,025	7,826	6,720	7,067	7,097	7,088	6,730

Government:	541	613	627	443	476	575	645	688	665	871	789
Residential Construction	0	0	0	4	3	12	6	22	17	17	14
Non-Residential Construction	410	495	525	309	326	418	465	424	390	498	460
Machinery and Equipment	135	129	118	130	145	145	175	247	267	373	328

Business:	3,997	3,956	4,357	4,837	5,550	7,251	6,076	6,382	6,434	6,221	5,945
Residential Construction	595	587	649	692	815	869	910	897	906	915	1,033
Non-Residential Construction	1,750	1,827	2,186	2,188	2,614	3,477	2,750	2,711	3,020	2,778	2,567
Machinery and Equipment	1,648	1,543	1,533	1,953	2,121	2,905	2,417	2,782	2,495	2,526	2,335

Value of Physical Change in Inventories:	-245	317	-407	645	1,101	-220	557	936	275	-582	-111
Non-Farm	77	25	-16	554	396	527	527	189	-52	178	114
Farm Inventories and Grain in Commercial
Channels	-306	326	-365	105	699	-747	15	731	323	-784	-276

Exports of Goods, Services and Margins	13,293	13,557	15,847	16,105	17,023	19,669	19,710	19,662	20,879	20,531	19,417

Imports of Goods, Services and Margins	13,787	14,007	15,185	15,973	17,304	19,687	19,239	20,087	20,547	19,924	19,997

Statistical Discrepancy	11	231	227	-83	-83	-87	-29	-93	-110	5	216

Gross Domestic Product in
Chained (1997) Dollars	24,114	25,303	26,301	27,190	28,342	29,520	30,028	30,146	30,757	30,723	30,317

GDP Real Growth Rate	-5.8	4.9	3.9	3.4	4.2	4.2	1.7	0.4	2.0	-0.1	-1.3

Source: Saskatchewan Bureau of Statistics.

Table 12: Saskatchewan Gross Domestic Product — Chained (1997) Dollars — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Personal Expenditure on Consumer Goods
and Services	58.7	56.9	56.6	55.9	54.6	54.6	53.9	55.0	55.2	56.2	58.1
Durable Goods	6.4	6.2	6.5	6.6	6.9	7.6	7.4	7.6	7.9	8.2	8.9
Semi-Durable Goods	5.0	4.9	4.8	4.9	4.7	4.6	4.7	4.7	4.8	4.9	5.1
Non-Durable Goods	16.0	15.6	15.2	14.7	14.2	13.8	13.7	13.9	13.7	13.8	14.1
Services	31.3	30.2	30.1	29.7	28.8	28.6	28.2	28.8	28.8	29.4	30.1
Government Current Expenditure on Goods
and Services:	25.3	24.6	22.8	22.4	21.6	20.0	20.4	20.2	20.0	20.3	20.9
Federal	4.2	4.2	3.6	3.4	3.1	2.6	2.6	2.4	2.4	2.5	2.5
Provincial	14.1	13.2	12.1	12.2	12.1	11.3	11.9	12.0	11.9	12.2	12.6
Local	7.0	7.2	7.0	6.8	6.5	6.1	5.9	5.9	5.6	5.6	5.7
Gross Fixed Capital Formation:	18.8	18.1	19.0	19.4	21.2	26.5	22.4	23.5	23.1	23.0	22.1
Government:	2.2	2.4	2.4	1.6	1.7	2.0	2.1	2.3	2.2	2.8	2.6
Residential Construction	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.1	0.0
Non-Residential Construction	1.7	2.0	2.0	1.1	1.2	1.4	1.5	1.4	1.3	1.6	1.5
Machinery and Equipment	0.6	0.5	0.4	0.5	0.5	0.5	0.6	0.8	0.9	1.2	1.1
Adjusting Entry	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Business:	16.6	15.6	16.6	17.8	19.6	24.6	20.2	21.2	20.9	20.2	19.5
Residential Construction	2.5	2.3	2.5	2.5	2.9	2.9	3.0	3.0	2.9	3.0	3.4
Non-Residential Construction	7.3	7.2	8.3	8.0	9.2	11.8	9.2	9.0	9.8	9.0	8.4
Machinery and Equipment	6.8	6.1	5.8	7.2	7.5	9.9	8.0	9.2	8.1	8.2	7.7
Adjusting Entry	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Value of Physical Change in Inventories:	-1.0	1.3	-1.5	2.4	3.9	-1.0	1.9	3.0	1.0	-1.8	0.3
Non-Farm	0.3	0.1	-0.1	2.0	1.4	1.8	1.8	0.6	-0.2	0.6	0.4
Farm Inventories and Grain in Commercial
Channels	-1.2	1.3	-1.4	0.4	2.4	-2.8	0.1	2.3	1.2	-2.4	-0.2
Exports of Goods, Services and Margins	55.2	53.6	60.3	59.2	60.0	66.7	65.6	65.2	67.8	66.8	64.0
Imports of Goods, Services and Margins	57.1	55.4	57.8	58.7	61.0	66.8	64.1	66.7	66.8	64.8	65.7
Statistical Discrepancy	0.0	0.9	0.8	-0.3	-0.2	-0.2	-0.1	-0.3	-0.4	0.0	0.3

Gross Domestic Product in
Constant (1997) Dollars	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Source: Saskatchewan Bureau of Statistics.

Table 13: Saskatchewan Personal Expenditure on Consumer Goods and Services — Chained (1997) Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Food, Beverages and Tobacco	2,257	2,276	2,274	2,277	2,296	2,311	2,369	2,399	2,409	2,402	2,383

Clothing and Footwear	654	667	677	725	741	730	739	750	773	795	828

Gross Rent, Fuel and Power	3,414	3,471	3,501	3,531	3,665	3,678	3,657	3,709	3,767	3,823	3,876

Furniture, Furnishing and Household Equipment	1,170	1,202	1,253	1,255	1,213	1,272	1,317	1,355	1,417	1,434	1,480

Medical Care and Health Services	560	578	596	639	674	705	744	751	788	809	833

Transportation and Communication	2,067	2,079	2,209	2,229	2,294	2,553	2,480	2,495	2,552	2,625	2,763

Recreation, Entertainment, Education and
Cultural Services	1,120	1,161	1,318	1,414	1,572	1,717	1,712	1,863	1,944	1,997	2,067

Personal Goods and Services	2,521	2,611	2,752	2,814	2,705	2,864	2,996	3,080	3,164	3,234	3,267

Net Expenditure Abroad	322	318	279	304	331	280	201	203	209	270	264

Total Expenditure	14,155	14,402	14,869	15,197	15,497	16,110	16,200	16,580	16,988	17,301	17,689

Durable Goods	1,540	1,577	1,707	1,787	1,955	2,255	2,223	2,276	2,430	2,529	2,714
Semi-Durable Goods	1,197	1,230	1,267	1,336	1,336	1,367	1,403	1,426	1,474	1,508	1,562
Non-Durable Goods	3,863	3,954	3,998	3,999	4,030	4,062	4,105	4,192	4,214	4,241	4,279
Services	7,563	7,646	7,902	8,080	8,178	8,426	8,469	8,684	8,874	9,035	9,163

Source: Saskatchewan Bureau of Statistics.

Table 14: Saskatchewan Exports by Commodity — Chained (1997) Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Grain Exports	3,528	2,924	4,116	3,482	3,293	4,072	3,674	3,547	3,747	3,669	2,420

Livestock Exports to Canada	283	352	335	390	395	437	443	583	619	633	614

Lumber Exports Abroad	79	94	103	115	140	177	208	232	220	176	219

Potash Exports	1,041	1,019	1,285	1,328	1,214	1,505	1,393	1,389	1,484	1,343	1,406

Crude Oil Exports	1,388	1,551	1,857	2,017	2,292	2,597	2,722	2,638	2,884	2,823	2,784

Natural Gas Exports	300	298	356	326	267	272	220	215	200	174	191

Uranium Exports	373	372	414	467	624	580	x	x	460	634	660

Electricity Exports	5	6	4	6	7	6	7	6	8	7	5

Manufactured and Wholesale Trade Goods to Canada	1,540	1,530	1,957	2,037	2,107	2,487	2,663	2,653	2,820	2,691	2,754

Selected Exports Laden in Saskatchewan	1,173	1,348	1,249	1,341	1,898	2,057	2,858	2,594	2,306	2,148	2,230

Other Products Exported to Canada and Re-Exports	379	401	487	606	469	581	727	941	917	978	1,017

Purchases in Saskatchewan by
Non-Resident and Business Travellers	372	320	302	298	303	357	403	403	406	466	461

Other Services and Margins Exports	2,707	3,240	3,356	3,728	4,047	4,542	4,439	4,506	4,813	4,878	4,640
TOTAL EXPORTS OF GOODS, SERVICES AND MARGINS	13,293	13,557	15,847	16,105	17,023	19,669	19,710	19,662	20,879	20,531	19,417

Source: Saskatchewan Bureau of Statistics.
x —  Confidential. Included in Selected Exports Laden in Saskatchewan and Other Products Exported to Canada and Re- Exports

Table 15: Saskatchewan Imports from Canada and Abroad — Chained (1997) Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
IMPORTS FROM CANADA
Crude Oil Imports	194	161	209	188	218	193	261	194	241	246	250
Natural Gas Imports	142	175	167	168	181	196	209	141	153	137	138
Coal Imports	0	0	0	0	0	0	0	0	0	0	0
Electricity Imports	15	13	14	12	17	16	18	17	19	20	20
Imports of Manufactured Goods	4,302	4,131	4,537	4,662	5,294	5,179	4,658	4,565	4,473	4,196	4,309
Imports of Other Products	202	201	218	231	192	155	188	276	247	239	405

TOTAL IMPORTS OF GOODS, SERVICES AND
MARGINS FROM CANADA	8,973	8,791	9,274	9,503	10,579	11,262	10,886	11,239	11,594	11,422	11,897

IMPORTS FROM ABROAD
Out-of-Country Purchases
by Saskatchewan Travellers and Businesses	441	373	323	325	394	336	303	298	296	332	328
Other Imports of Goods From Abroad	3,762	4,106	4,699	5,166	5,368	6,845	6,826	7,255	7,313	6,936	6,544
Re-Exports	225	228	268	336	350	411	457	505	601	570	629
Imports of Services From Abroad	830	895	946	955	1,017	1,169	1,067	1,025	972	924	853

TOTAL IMPORTS OF GOODS, SERVICES AND
MARGINS FROM ABROAD	4,818	5,228	5,918	6,467	6,729	8,425	8,352	8,843	8,947	8,491	8,081

TOTAL IMPORTS OF GOODS, SERVICES
AND MARGINS	13,787	14,007	15,185	15,973	17,304	19,687	19,239	20,087	20,547	19,924	19,997

Source: Saskatchewan Bureau of Statistics.

Table 16: Contributions to Percent Change in Real Domestic Product — Chained (1997) Dollars

1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
percent
Personal Expenditure on Consumer Goods
and Services	0.4	1.1	2.0	1.3	1.1	2.2	0.3	1.3	1.4	1.0	1.3
Durable Goods	0.0	0.2	0.5	0.3	0.6	1.1	-0.1	0.2	0.5	0.3	0.5
Semi-Durable Goods	0.1	0.2	0.2	0.3	0.0	0.1	0.1	0.1	0.2	0.1	0.2
Non-Durable Goods	-0.1	0.4	0.2	0.0	0.1	0.1	0.2	0.3	0.1	0.1	0.1
Services	0.3	0.4	1.1	0.7	0.4	0.9	0.2	0.8	0.7	0.5	0.4

Government Current Expenditure on Goods
and Services	-0.4	0.5	-1.0	0.4	0.2	-0.	8	0.7	-0.1	0.2	0.3	0.3

Gross Fixed Capital Formation:	-2.4	0.2	1.7	1.1	2.7	6.4	-3.9	1.2	0.1	0.0	-1.1

Government:	-0.3	0.3	0.1	-0.	7	0.1	0.4	0.2	0.1	-0.1	0.6	-0.3
Residential Construction	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.0	0.0	0.0
Non-Residential Construction	-0.4	0.4	0.1	-0.	8	0.1	0.3	0.2	-0.1	-0.1	0.4	-0.1
Machinery and Equipment	0.1	0.0	-0.1	0.1	0.1	0.0	0.1	0.2	0.1	0.3	-0.1

Business:	-2.1	-0.2	1.7	1.9	2.6	6.0	-4.2	1.1	0.2	-0.7	-0.9
Residential Construction	0.1	0.0	0.3	0.2	0.4	0.2	0.1	0.0	0.0	0.0	0.4
Non-Residential Construction	-1.7	0.3	1.5	0.0	1.5	3.0	-2.6	-0.1	1.1	-0.8	-0.7
Machinery and Equipment	-0.5	-0.5	0.0	1.7	0.6	2.8	-1.7	1.2	-0.9	0.1	-0.6

Value of Physical Change in Inventories:	-1.6	2.3	-2.8	4.0	1.7	-4.7	2.7	1.3	-2.2	-2.7	1.5
Non-Farm	1.0	-0.2	-0.2	2.2	-0.5	0.5	0.0	-1.1	-0.8	0.7	-0.2
Farm Inventories and Grain in Commercial
Channels	-2.6	2.5	-2.6	1.8	2.2	-5.2	2.7	2.4	-1.4	-3.4	1.7

Exports of Goods, Services and Margins	-2.0	1.1	9.0	1.0	3.6	9.7	0.1	-0.2	4.3	-1.2	-3.8

Imports of Goods, Services and Margins	-1.7	-0.9	-4.8	-3.1	-4.9	-8.4	1.6	-2.9	-1.5	2.0	-0.2

Statistical Discrepancy	1.8	0.9	0.0	-1.2	0.0	0.0	0.2	-0.2	-0.1	0.4	0.7

Gross Domestic Product in
Chained (1997) Dollars	-5.8	4.9	3.9	3.4	4.2	4.2	1.7	0.4	2.0	-0.1	-1.3

Source: Saskatchewan Bureau of Statistics.

Table 17: Saskatchewan Sources and Disposition of Personal Income

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Wages, Salaries and Supplementary
Labour Income (GNP Basis)[1]	10,161	10,257	10,640	11,086	11,446	12,215	12,655	13,038	13,588	14,157	14,657

Accrued Net Income Received by Farm
Operators from Farm Production	279	329	153	584	1,375	89	174	340	176	9	-90

Net Income of Non-Farm Unincorporated
Business Including Rent	1,203	1,291	1,418	1,494	1,553	1,639	1,742	1,775	1,857	1,906	2,004

Interest, Dividends and Miscellaneous
Investment Income	3,016	2,895	2,851	3,119	3,096	2,990	3,043	3,126	3,318	3,181	2,846

Current Transfers:
From Government:	3,193	3,429	3,456	3,551	3,552	3,631	3,839	3,953	4,071	4,188	4,338
From Corporations	13	16	19	22	27	40	34	35	39	40	42
From Non-Residents	54	60	66	69	71	71	76	76	78	82	84

Personal Income	17,919	18,277	18,603	19,925	21,120	20,675	21,563	22,343	23,127	23,563	23,881

Deduct:
Current Transfers to Government
(Direct Taxes)	2,635	2,508	2,740	2,910	3,108	3,347	3,473	3,484	3,542	3,355	3,322
Contributions to Social Insurance Plans	912	943	1,012	1,057	1,082	1,150	1,151	1,180	1,273	1,405	1,489
Employee and Employer Contributions - Pension Plans	126	109	125	134	131	151	163	164	163	166	172

Equals:
Personal Disposable Income	14,246	14,717	14,726	15,824	16,799	16,027	16,776	17,515	18,149	18,637	18,898

Deduct:
Personal Expenditure on Consumer
Goods and Services	12,881	13,478	14,175	14,711	15,248	16,110	16,422	17,052	17,874	18,595	19,486
Current Transfers to Corporations
(Interest on the Consumer Debt)	270	228	238	309	297	237	327	324	400	379	330
Current Transfers to Non-Residents	32	35	36	38	41	45	49	51	52	59	60

Equals:
Personal Saving	1,063	976	277	766	1,213	-365	-22	88	-177	-396	-978

1 Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics.

Table 18: Saskatchewan Personal Income by Source — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Wages, Salaries and Supplementary
Labour Income[1]	56.7	56.1	57.2	55.6	54.2	59.1	58.7	58.4	58.8	60.1	61.4

Accrued Net Income Received by Farm
Operators from Farm Production	1.6	1.8	0.8	2.9	6.5	0.4	0.8	1.5	0.8	0.0	-0.4

Net Income of Non-Farm Unincorporated
Business Including Rent	6.7	7.1	7.6	7.5	7.4	7.9	8.1	7.9	8.0	8.1	8.4

Interest, Dividends and Miscellaneous
Investment Income	16.8	15.8	15.3	15.7	14.7	14.5	14.1	14.0	14.3	13.5	11.9

Current Transfers (Excluding Interest
on the Public Debt)	18.2	19.2	19.0	18.3	17.3	18.1	18.3	18.2	18.1	18.3	18.7

Total Personal Income	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

1 Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics.

Table 19: Saskatchewan Value of Physical Change (VPC) in Farm Inventories and Grain in Commercial Channels

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
CROP VPC
Wheat	-58	125	-478	-9	659	-423	-97	98	69	-279	-186
Oats	6	24	18	-31	53	-25	30	-7	-24	-54	4
Barley	10	58	-42	-24	77	-79	-24	9	39	-132	-106
Rye	-7	-2	2	-6	-2	1	3	2	-4	-4	-2
Flaxseed	-27	14	11	23	-7	-37	8	40	-31	5	-22
Canola	-44	91	16	3	-12	-37	-69	178	26	-209	-233
Potato	2	2	5	6	5	15	18	3	24	47	50
Specialty Crops	-4	21	52	9	8	-15	23	27	-20	-119	-51
Crop VPC - Total	-121	332	-416	-28	781	-600	-108	350	78	-746	-546
LIVESTOCK VPC
Cattle	27	-68	83	61	-74	-54	-117	10	120	30	-27
Calves	-20	-24	-20	3	-40	-70	-60	-104	-126	-6	-88
Sheep	0	0	0	0	-1	0	0	2	3	0	0
Lambs	1	0	0	0	-1	1	3	0	3	3	1
Hogs	-2	-1	1	-6	-1	10	2	4	12	12	5
Chickens	0	1	1	-1	0	-1	1	0	1	1	-1
Turkeys	-1	0	0	0	0	0	0	1	0	0	-1
Livestock VPC - Total	4	-92	65	56	-116	-114	-171	-89	12	41	-110
Grain in Commercial Channels
Wheat	-65	-16	26	-59	126	-25	-23	10	21	-44	-7
Feed-Wheat	1	11	-4	-5	-13	16	2	-4	-9	-1	1
Oats	2	5	4	11	-5	-8	0	6	1	4	-18
Feed-Oats	0	0	0	0	0	0	0	0	0	0	0
Barley	-6	10	-14	24	14	0	-13	3	8	-14	-26
Feed-Barley	-1	6	8	7	-30	2	-1	6	-5	-1	10
Rye	-1	0	-1	0	-2	-1	-1	0	0	-1	-1
Flaxseed	0	9	-8	10	-2	-1	8	-7	-1	-10	-5
Canola	33	39	-19	-17	2	-17	20	-26	10	-38	78
GICC - Total	-36	65	-8	-31	90	-33	-8	-13	25	-105	32

Crop and Livestock VPC and GICC - Total	-153	305	-358	-3	755	-747	-286	249	115	-811	-625

Source: Saskatchewan Bureau of Statistics.

Table 20: Saskatchewan Value of Physical Change (VPC) in Farm Inventories and Grain in Commercial Channels
         (GICC) — Chained (1997) Dollars

	1992	1993	1994		1995	1996	1997	1998		1999	2000	2001	2002
	millions of dollars
CROP VPC
Wheat	-123	109	-71	4	5	524	-423	12		258	59	-426	-207
Oats	11	27	27		-38	60	-25	37		-3	-28	-55	11
Barley	26	97	-61		-7	69	-79	-6		38	41	-138	-90
Rye	-13	-1	5		-8	-2	1	7		5	-8	-6	-2
Flaxseed	-50	23	15		29	-20	-37	22		62	-39	-3	-22
Canola	-76	130	63		42	-40	-37	-3		315	74	-364	-256
Potato	2	-1	7		1	1	15	15		-16	12	6	11
Specialty Crops	-8	38	59		-25	1	-15	49		38	40	-116	-52
LIVESTOCK VPC
Cattle	28	-36	100		88	-42	-54	-9	5	28	74	35	73
Calves	13	16	18		52	-1	-70	3		-31	-37	40	-24
Sheep	1	-1	0		0	-1	0	0		1	3	0	0
Lambs	1	0	0		0	-1	1	2		0	2	1	0
Hogs	-3	-1	2		-7	-1	10	3		4	12	12	6
Chickens	0	1	0		-1	0	-1	1		0	1	1	-1
Turkeys	-1	0	0		0	0	0	0		1	0	0	-1
Grain in Commercial Channels
Wheat	-111	-9	45		-79	97	-9	-2	4	6	10	-51	-23
Feed-Wheat
Oats	2	6	5		5	-4	-8	-1		6	2	2	-12
Feed-Oats
Barley	-11	27	-15		39	-15	2	-1	3	11	3	-15	-15
Feed-Barley
Rye	-1	1	0		0	-2	-1	-1		0	1	-1	-2
Flaxseed	1	13	-11		11	-2	-1	7		-5	-1	-13	-3
Canola	46	46	-18		-22	1	-17	20		-29	17	-40	78
Crop and Livestock VPC and GICC - Total	-306	326	-36	5	105	699	-747	15		731	323	-784	-276

Source: Saskatchewan Bureau of Statistics.

Table 21: Saskatchewan Wages, Salaries and Supplementary Labour Income, by Industry

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Agriculture[1]	236	247	270	288	323	267	266	288	300	301	298

Forestry	57	65	71	84	70	85	107	112	110	121	124

Mining	482	483	527	558	626	721	705	672	786	844	779

Construction	531	527	577	577	590	669	724	723	720	731	777

Total Primary Industries and Construction	1,306	1,321	1,445	1,508	1,608	1,741	1,802	1,795	1,916	1,998	1,978

Manufacturing	909	913	993	1,047	1,081	1,120	1,136	1,201	1,281	1,335	1,363

Transportation, Communication and Storage	981	996	1,019	1,079	1,049	808	857	894	912	985	1,042

Utilities	240	255	245	244	217	217	229	242	247	259	266

Retail and Wholesale Trade	1,397	1,432	1,446	1,559	1,607	1,634	1,662	1,704	1,773	1,864	1,901

Finance, Insurance and Real Estate	711	747	767	793	856	973	1,009	1,041	1,085	1,092	1,133

Services	3,407	3,399	3,515	3,606	3,804	4,432	4,625	4,792	4,903	5,160	5,453

Public Administration[2]	1,063	1,066	1,062	1,083	1,075	1,078	1,103	1,156	1,265	1,270	1,323

Total Wages, Salaries and Supplementary
Labour Income	10,014	10,129	10,493	10,919	11,297	12,004	12,422	12,825	13,383	13,965	14,459

Note: Industrial classification based on North American Industrial Classification System (NAICS).
1 Includes Fishing, Trapping and Hunting.
2Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics.

Table 22: Saskatchewan Wages, Salaries and Supplementary Labour Income, by Industry — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Agriculture[1]	2.4	2.4	2.6	2.6	2.9	2.2	2.1	2.2	2.2	2.2	2.1

Forestry	0.6	0.6	0.7	0.8	0.6	0.7	0.9	0.9	0.8	0.9	0.9

Mining	4.8	4.8	5.0	5.1	5.5	6.0	5.7	5.2	5.9	6.0	5.4

Construction	5.3	5.2	5.5	5.3	5.2	5.6	5.8	5.6	5.4	5.2	5.4

Total Primary Industries and Construction	13.0	13.0	13.8	13.8	14.2	14.5	14.5	14.0	14.3	14.3	13.7

Manufacturing	9.1	9.0	9.5	9.6	9.6	9.3	9.1	9.4	9.6	9.6	9.4

Transportation, Communication and Storage	9.8	9.8	9.7	9.9	9.3	6.7	6.9	7.0	6.8	7.1	7.2

Utilities	2.4	2.5	2.3	2.2	1.9	1.8	1.8	1.9	1.8	1.9	1.8

Retail and Wholesale Trade	14.0	14.1	13.8	14.3	14.2	13.6	13.4	13.3	13.2	13.3	13.1

Finance, Insurance and Real Estate	7.1	7.4	7.3	7.3	7.6	8.1	8.1	8.1	8.1	7.8	7.8

Services	34.0	33.6	33.5	33.0	33.7	36.9	37.2	37.4	36.6	37.0	37.7

Public Administration[2]	10.6	10.5	10.1	9.9	9.5	9.0	8.9	9.0	9.5	9.1	9.2

Total Wages, Salaries and Supplementary
Labour Income	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Note: Industrial classification based on North American Industrial Classification System (NAICS).
1 Includes Fishing, Trapping and Hunting.
2 Includes Military Pay and Allowances.
Source: Saskatchewan Bureau of Statistics.

Table 23: Saskatchewan Gross Fixed Capital Formation by Industry on a Gross Domestic Product Basis

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Agriculture[1]	487	672	786	903	921	1,027	879	763	728	883	867

Mining	420	899	1,182	1,240	1,669	2,811	1,574	1,388	2,021	1,823	1,533

Construction	67	70	70	70	67	77	93	100	90	92	91

Manufacturing	755	291	158	221	260	333	413	374	546	456	685

Transportation	508	351	508	423	475	621	1,004	1,302	651	345	343

Information and Cultural Services	138	122	159	211	213	255	254	295	274	270	292

Other Utilities	295	303	246	211	183	240	283	399	326	615	480

Retail and Wholesale Trade	173	202	200	306	373	431	271	326	305	313	263

Finance, Insurance and Real Estate	699	727	740	894	1,063	1,223	1,231	1,424	1,501	1,471	1,572

Services	79	60	137	165	124	127	174	147	157	220	201

Institutions	165	123	189	137	163	257	221	288	307	413	362

Public Administration	324	411	413	355	393	425	468	403	394	469	451

Total Gross Fixed Capital Formation	4,110	4,231	4,786	5,136	5,905	7,826	6,866	7,210	7,297	7,369	7,138

1  Includes Forestry, Fishing, Trapping and Hunting.
Source: Saskatchewan Bureau of Statistics.

Table 24: Saskatchewan Gross Fixed Capital Formation by Industry on a Gross Domestic Product Basis - Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Agriculture[1]	11.9	15.9	16.4	17.6	15.6	13.1	12.8	10.6	10.0	12.0	12.1

Mining	10.2	21.3	24.7	24.1	28.3	35.9	22.9	19.3	27.7	24.7	21.5

Construction	1.6	1.6	1.5	1.4	1.1	1.0	1.4	1.4	1.2	1.2	1.3

Manufacturing	18.4	6.9	3.3	4.3	4.4	4.2	6.0	5.2	7.5	6.2	9.6

Transportation	12.4	8.3	10.6	8.2	8.0	7.9	14.6	18.1	8.9	4.7	4.8

Information and Cultural Services	3.4	2.9	3.3	4.1	3.6	3.3	3.7	4.1	3.8	3.7	4.1

Other Utilities	7.2	7.2	5.1	4.1	3.1	3.1	4.1	5.5	4.5	8.3	6.7

Retail and Wholesale Trade	4.2	4.8	4.2	5.9	6.3	5.5	4.0	4.5	4.2	4.2	3.7

Finance, Insurance and Real Estate	17.0	17.2	15.5	17.4	18.0	15.6	17.9	19.8	20.6	20.0	22.0

Services	1.9	1.4	2.9	3.2	2.1	1.6	2.5	2.0	2.1	3.0	2.8

Institutions	4.0	2.9	3.9	2.7	2.8	3.3	3.2	4.0	4.2	5.6	5.1

Public Administration	7.9	9.7	8.6	6.9	6.7	5.4	6.8	5.6	5.4	6.4	6.3

Total Gross Fixed Capital Formation	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

1  Includes Forestry, Fishing, Trapping and Hunting.
Source: Saskatchewan Bureau of Statistics.

Table 25: Saskatchewan Gross Fixed Capital Formation by Industry on a Gross Domestic Product Basis
— Chained(1997) Dollars

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Agriculture[1]	592	782	859	948	943	1,027	853	723	642	769	700

Mining	474	999	1,266	1,318	1,714	2,811	1,527	1,356	1,950	1,736	1,397

Construction	76	77	73	71	68	77	90	96	86	86	84

Manufacturing	830	318	165	226	264	333	395	357	515	427	626

Transportation and Warehousing	569	381	538	437	488	621	983	1,292	636	343	338

Utilities	330	333	260	220	187	240	276	396	324	596	466

Retail and Wholesale Trade	160	189	188	281	375	431	275	346	329	343	291

Finance, Insurance and Real Estate	798	799	777	923	1,091	1,223	1,207	1,377	1,446	1,391	1,466

Services	196	165	274	362	335	382	433	473	489	567	608

Institutions	168	124	191	136	163	257	219	287	307	402	359

Public Administration	344	437	432	358	398	425	463	399	388	453	432

Total Gross Fixed Capital Formation
in Chained (1997) Dollars	4,543	4,578	4,992	5,281	6,025	7,826	6,720	7,067	7,097	7,088	6,730

1 Includes Forestry, Fishing, Trapping and Hunting.
Source: Saskatchewan Bureau of Statistics.

Table 26: Saskatchewan Gross Fixed Capital Formation by Industry on a Gross Domestic Product Basis
— Chained(1997) — Percentage Distribution

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	percent
Agriculture[1]	13.0	17.1	17.2	17.9	15.6	13.1	12.7	10.2	9.1	10.8	10.4

Mining	10.4	21.8	25.4	25.0	28.5	35.9	22.7	19.2	27.5	24.5	20.8

Construction	1.7	1.7	1.5	1.3	1.1	1.0	1.3	1.4	1.2	1.2	1.3

Manufacturing	18.3	6.9	3.3	4.3	4.4	4.2	5.9	5.1	7.3	6.0	9.3

Transportation and Warehousing	12.5	8.3	10.8	8.3	8.1	7.9	14.6	18.3	9.0	4.8	5.0

Utilities	7.3	7.3	5.2	4.2	3.1	3.1	4.1	5.6	4.6	8.4	6.9

Retail and Wholesale Trade	3.5	4.1	3.8	5.3	6.2	5.5	4.1	4.9	4.6	4.8	4.3

Finance, Insurance and Real Estate	17.6	17.5	15.6	17.5	18.1	15.6	18.0	19.5	20.4	19.6	21.8

Services	4.3	3.6	5.5	6.9	5.6	4.9	6.4	6.7	6.9	8.0	9.0

Institutions	3.7	2.7	3.8	2.6	2.7	3.3	3.3	4.1	4.3	5.7	5.3

Public Administration	7.6	9.5	8.7	6.8	6.6	5.4	6.9	5.7	5.5	6.4	6.4

Total Gross Fixed Capital Formation
in Chained (1997) Dollars	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

1  Includes Forestry, Fishing, Trapping and Hunting.
Source: Saskatchewan Bureau of Statistics.

Table 27: Saskatchewan Government Current Expenditure on Goods and Services

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Federal	897	958	882	886	833	779	784	750	812	824	856

Provincial	3,056	3,041	3,012	3,178	3,336	3,326	3,626	3,759	3,945	4,114	4,278

Local	1,517	1,646	1,717	1,767	1,791	1,801	1,823	1,872	1,886	1,916	1,990

Canada Pension Plan	2	2	2	2	2	3	4	3	3	5	4

Total	5,472	5,647	5,613	5,833	5,962	5,909	6,237	6,384	6,646	6,859	7,128
	millions of chained (1997) dollars
Federal	1,010	1,068	954	925	868	779	770	718	745	766	776

Provincial	3,395	3,332	3,189	3,307	3,421	3,326	3,572	3,604	3,667	3,767	3,835

Local	1,698	1,830	1,848	1,852	1,840	1,801	1,770	1,768	1,736	1,714	1,740

Canada Pension Plan	2	2	2	2	2	3	4	3	3	5	4

Total	6,104	6,229	5,991	6,085	6,131	5,909	6,115	6,091	6,150	6,250	6,353

Source: Saskatchewan Bureau of Statistics.

Table 28: Saskatchewan Government Investment Income

	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
	millions of dollars
Federal:
Interest on Government-Held
Public Funds	201	213	231	247	264	278	289	300	311	301	293
Interest on Loans, Advances and
Investments	152	157	128	121	99	138	115	142	164	165	153
Remittances from Government
Business Enterprises	119	76	81	116	97	94	114	118	148	171	146
Royalties	0	0	0	0	0	0	0	0	0	0	0
Total Federal	472	446	440	484	460	510	518	560	623	637	592
Provincial:
Interest on Government-Held
Public Funds	0	0	0	0	0	0	0	0	0	0	0
Interest on Loans, Advances and
Investments	713	643	618	576	569	562	576	524	545	501	482
Remittances from Government
Business Enterprises	220	257	255	276	300	152	236	153	222	155	180
Royalties	326	378	596	534	683	645	502	646	907	707	703
Total Provincial	1,259	1,278	1,469	1,386	1,552	1,359	1,314	1,323	1,674	1,363	1,365
Local:
Interest on Government-Held
Public Funds	4	5	5	6	5	4	4	5	5	5	5
Interest on Loans, Advances and
Investments	57	65	66	73	68	58	56	66	64	60	60
Remittances from Government
Business Enterprises	2	2	2	2	2	2	3	3	3	3	3
Total Local	63	72	73	81	75	64	63	74	72	68	68
Hospitals	8	12	8	8	4	3	3	2	1	1	1
Canada Pension Plan	220	218	215	216	205	196	194	190	192	156	155
Total	2,022	2,026	2,205	2,174	2,296	2,132	2,092	2,149	2,562	2,225	2,181

Source: Saskatchewan Bureau of Statistics.